As filed with the Securities and Exchange Commission on: October 4, 2006

                                                     Registration No. 333-133603



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       POST EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           THE JACKSON RIVERS COMPANY
                 (Name of small business issuer in its charter)

         Florida                        _______                  65-1102865
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
      incorporation           Classification Code Number)    Identification No.)
     or organization)

       550 Greens Parkway, Suite 230, Houston, Texas 77067, (619) 342-7449
        (Address and telephone number of principal executive offices and principal place of business)

       550 Greens Parkway, Suite 230, Houston, Texas 77067, (619) 342-7449 (Address of principle place of business or intended place of business)

    Jeffrey W. Flannery, 550 Greens Parkway, Suite 230, Houston, Texas 77067,
                                 (619) 342-7449
            (Name, address and telephone number of agent for service)

                                   Copies to:

 Marc A. Indeglia, Esq., Spectrum Law Group, LLP, 1900 Main Street, Suite 125,
                    Irvine, California 92614, (949) 851-4300

                                 ---------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                -----------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

=============================== =========================== ======================== ======================== =================
                                                                   Proposed                 Proposed
    Title of Each Class of                                     Maximum Offering         Maximum Aggregate        Amount of
 Securities to be Registered     Amount to be Registered        Price per Share          Offering Price       Registration Fee
------------------------------- --------------------------- ------------------------ ------------------------ -----------------
Common Stock, $.00001 par         752,674,418 Shares (1)          $.0071 (2)(3)           $5,343,988.37            $571.80
value
------------------------------- --------------------------- ------------------------ ------------------------ -----------------

(1) Shares of common stock that may be offered pursuant to this registration statement consist of shares that may be issuable upon conversion of convertible promissory notes and exercise of warrants issued in connection with the issuance of the convertible promissory notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we included (i) 697,674,418 shares, representing 150% of the number of shares of common stock issuable upon conversion in full of the outstanding convertible promissory notes issued pursuant to that certain Securities Purchase Agreement dated as of March 31, 2006 (without regard to any limitations on conversion); (ii) 50,000,000 shares of common stock issuable upon exercise of in full of the warrants issued to the holders of the convertible promissory notes issued pursuant that Securities Purchase Agreement dated as of March 31, 2006 (without regard to any limitations on exercise) and (iii) 5,000,000 shares of common stock issuable upon exercise of the warrants issued to the finder in connection with the issuance of the convertible promissory notes pursuant to that certain Securities Purchase Agreement dated as of March 31, 2006. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant's common stock on April 20, 2006, as reported in the over-the-counter market.

(3)   Previously paid.

                             -----------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE


This Post-Effective Amendment No. 4 to our Registration Statement on Form SB-2 further amends our Registration Statement No. 333-133603 declared effective on May 5, 2006 to include unaudited pro forma consolidated statements of operations for the six months ended June 30, 2006. We filed Post-Effective Amendment No. 3 on September 25, 2006 toinclude financial information for the period ended June 30, 2006. We filed Post-Effective Amendment No. 2 on August 11, 2006 to include the required financial statements for UTSI International Corporation, our wholly owned subsidiary as a result of our May 5, 2006 acquisition initially reported on our Current Report on Form 8-K filed with the Commission on May 9, 2006, which financial statements were included on our Current Report on Form 8-K/A filed with the Commission on July 27, 2006. We filed Post-Effective Amendment No. 1 on May 26, 2006 to include information relating to (i) our acquisition of UTSI International Corporation.

Subject to completion, dated October 4, 2006.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus

                               752,674,418 Shares

                           THE JACKSON RIVERS COMPANY

                                  Common Stock

      We are registering up to 752,674,418 shares of our common stock for the offer or sale by the selling stockholders named in this prospectus. Of the shares being registered, 697,674,418 represents 150% of the 515,116,279 shares which are issuable upon conversion of convertible notes issued and issuable to certain of the selling stockholders and 55,000,000 represent shares which are issuable upon exercise of warrants.

      The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive $3,850,000 from the exercise of the warrants.



      Our common stock currently trades on the OTC Bulletin Board under the symbol "JKRI.OB." On October 2, 2006, the last reported sale price of the common stock of the OTC was $.0040 per share.



      Investing in our common stock involves risks, and investors should not buy these shares unless they can afford to lose their entire investment. Please see "Risk Factors" beginning on page 5 to read about certain factors you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


             The date of this prospectus is ________________, _____

                         Cautionary Statement Concerning
                           Forward-Looking Information

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," "seek" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

      We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the "bespeaks caution" doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

      Factors that may affect forward-looking statements. A wide range of factors could materially affect future developments and performance of our business. Significant factors affecting specific business operations are identified in connection with the description of these operations and the financial results of these operations incorporated by reference into this prospectus. General factors affecting our operations include: o Changes in business plans,

      o     Changes in U.S., global or regional economic conditions,

      o Changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations.

      o     Increased competitive pressures,

      o     Legal developments that may affect our business,

      o     Technological developments that may affect our business, and

      o Changes in government regulations relating to the pharmaceutical industry.

      This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                         Prospectus Summary Information

Our Company

      We build and operate large scale wireless networks and provide consulting and engineering services to allow our customers to build and operate their networks. We also provide data collection and management services between remote devices called Machine to Machine or M2M services.

      Our executive offices are located at 550 Greens Parkway, Suite 230, Houston, Texas and telephone number (619) 342-7449. We maintain a website at www.jacksonrivers.com.

The Offering

      This offering relates to the offer and sale of 752,674,418 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive up to $3,850,000 from the exercise of warrants.

Common stock outstanding before the offering:

144,777,624

Common stock outstanding if all stock offered by selling stockholders is sold:

897,452,042

OTC Bulletin Board symbol for common stock  "JKRI.OB"

--------------------------------------------------------------------------------

Summary Financial Information


The summary financial information set forth below has been derived from our financial statements for the (i) year ended December 31, 2005 and December 31, 2004 and (ii) the three and six month period ended June 2006. You should read this information in conjunction with the financial statements and notes thereto and the pro forma financial statements included elsewhere in this prospectus.


Statement of Operations Data:


                                                                                 Three Months Ended         Six Months Ended
                                                                                        June 30,                   June 30,
                                                          Year Ended        --------------------------  -------------------------
                                                         December 31,            2006         2005          2006         2005
                                                 ------------  -----------  -------------  -----------  ------------  -----------
                                                  (restated)
Revenue                                           $2,193,685   $6,589,736    $    757,836  $   33,303    $1,226,550   $   41,210
Net loss                                          (1,750,382)    (527,133)       (870,074)   (270,122)   (1,617,183)  (1,487,524)
Loss per share (basic and diluted)                     (0.53)         N/A*          (0.01)      (0.06)        (0.02)       (0.60)
Weighted average number of shares                  3,278,100          N/A*    149,414,689   4,655,116    92,041,137    2,481,402
        outstanding (basic and diluted)


* Jackson Rivers issued preferred shares, rather than common stock, in connection with the merger of Diverse Networks. Accordingly, no common shares are deemed outstanding prior to the merger.

Balance Sheet Data:


                                          December 31,               June
                                              2005                   2006
                                          ------------            -----------
                                           (restated)              (restated)
Cash                                      $    36,361             $   145,752
Working capital deficit                     1,572,051               1,631,951
Total assets                                  612,400               3,667,949
Total liabilities                           1,937,821               3,873,021
Total stockholders' deficit                (1,325,421)               (205,072)

                                  Risk Factors

      An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this annual report before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks.

RISKS RELATED TO OUR SECURITIES AND THIS REGISTRATION

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholders.

      As of April 27, 2006, approximately 897,452,042 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities: (i) 697,674,418 shares representing 150% of the number of shares of common stock issuable upon conversion in full of the outstanding convertible promissory notes issued and issuable pursuant to that Securities Purchase Agreement dated as of March 31, 2006 (without regard to any limitations on conversion); (ii) 50,000,000 shares of common stock issuable upon exercise of in full of the warrants issued to the holders of the convertible promissory notes issued pursuant to that Securities Purchase Agreement dated as of March 31, 2006 (without regard to any limitations on exercise) and (iii) 5,000,000 shares of common stock issuable upon exercise of the warrants issued to the finder in connection with the issuance of the convertible promissory notes pursuant to the Securities Purchase Agreement dated as of March 31, 2006.

      The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.


A substantial number of our convertible securities are convertible into shares of common stock at a conversion price of $0.0022 per share. Most of these shares are eligible for public resale. The trading price of our common stock and our ability to raise additional financing may be adversely affected by the influx into the market of such a substantial number of shares.


      Our outstanding convertible notes (currently $1,300,000) are presently convertible into approxximately 542 million shares of common stock at a per share conversion price (based upon a discount to market price at time of conversion) of $0.0024 which is less than the current trading price of our shares. We expect to issue an additional $700,000 in convertible notes on the same terms as part of the same financing in the next 90-120 days. Although many of the shares issuable upon conversion of our convertible warrants are eligible for public resale under Securities and Exchange Commission Rule 144, we have agreed to file a registration statement to cover the public resale of all of these shares. This significant increase in number of shares available for public sale may have a negative impact on the trading price of our shares and substantially dilute the ownership interest of our existing shareholders. In order to raise additional financing we would likely be required to issue additional shares of common stock or securities convertible into common stock at a purchase or conversion price as applicable, on similar terms. To the extent these factors are viewed negatively by the market, it may provide an incentive for persons to execute short sales of our common stock that could adversely affect the trading price of our common stock.



Our recent financing requires this registration statement to become effective within 120 days after the initial closing date of March 31, 2006 and if this fails to happen we will incur liquidated damages.

      We recently received financing from the selling securityholders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on March 31, 2006. If this registration statement is not declared effective by July 31, 2006 (July 29, 2006 is 120 days, but this date falls on a Saturday), we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after July 31, 2006.

The conversion of the promissory notes based on our recent financing is based on an average of our closing bid price of our intra day trading prices of our common stock over a certain period of time prior to conversion and the decrease of the intra day trading price will result in issuance of a significant increase of shares resulting in dilution to our shareholders.

      The conversion of the promissory notes in our recent financing is based on the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The price of our common shares may fluctuate and the lower intra-day trading price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

Selling shareholders may impact our stock value through the execution of short sales which may decrease the value of our common stock.

      Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

Our common stock is deemed to be a "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

-     With a price of less than $5.00 per share;

-     That are not traded on a "recognized" national exchange;

-     Whose prices are not quoted on the NASDAQ automated quotation system; or

- Of issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if issuer has been in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our shareholders to sell shares to third parties or to otherwise dispose of them. This could cause our share price to decline.

We do not expect to pay dividends for the foreseeable future.

      For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

RISKS RELATED TO OUR BUSINESS

We may not have sufficient funds to operate our business and may not be able to obtain additional financing.

      We currently have insufficient funds to operate our business according to our proposed business plan. In addition, if unanticipated expenses, problems, and difficulties occur which result in material delays in the development of our products, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through stock or debt financings. Those additional financings could result in dilution to our stockholders.

We may need to raise additional money before we achieve profitability; if we fail to raise additional money, it could be difficult to continue our business.

      Based on our current plans, we believe that we do not have sufficient financial resources to meet our operating expenses and capital requirements for fiscal 2006. If we plan to expand our operations to manufacture and market additional products or services or if we make material acquisitions, we will need to obtain additional funds. We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

      You should be aware that in the future:

      o we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

      o     any available additional financing may not be adequate.

      If we cannot raise additional funds when needed, or on acceptable terms, we will not be able to continue to expand our operations or develop and manufacture our products.

We may need to develop manufacturing capacity for our existing and future products, which will increase our expenses.

      We have evaluated in the past, and continue to evaluate, the feasibility of acquiring manufacturing capabilities to support the production of our products. These facilities may be required to meet the production capacities required to produce such products for commercial sale at an acceptable cost. We have not manufactured these products in the past. Developing these capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We depend heavily on key personnel, and loss of the services of one or more of our key executives or a significant portion of any prospective local management personnel could weaken our management team adversely affecting our operations.

      Our success largely depends on the skills, experience and efforts of our senior management, particularly our Chief Executive Officer, Jeffrey W. Flannery and our President and Chief Operating Officer, James E. Nelson. Our operations will also be dependent on the efforts, ability and experience of key members of our prospective local management staff. The loss of services of one or more members of our senior management or of a significant portion of any of our local management staff could weaken significantly our management expertise and our ability to deliver health care services efficiently. We do not maintain key man life insurance policies on any of our officers, although we intend to obtain such insurance policies in the future.

Because stock ownership is concentrated, you and other investors will have minimal influence on stockholders' decisions.


      Assuming that issued and outstanding warrants and options for our common stock have not been exercised, two of our significant shareholders own approximately 40% of our outstanding common stock as of June 30, 2006. In addition, pursuant to their terms each share of our series A preferred stock is entitled to 2,000 votes for each share held. As such, Messrs. Flannery and Nelson, our sole preferred stockholders, hold voting rights equal to 1.92 billion shares of common stock based on their holdings of series A preferred stock. As a result our executive officers may be able to significantly influence the management of the company and all matters requiring stockholder approval, including the election of directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of our company.


Substantial sales of our stock may impact the market price of our common stock.

      Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

The marketability and profitability of our products is subject to unknown economic conditions.

      The marketability and profitability of our products may be adversely affected by local, regional, national and international economic conditions beyond our control and/or the control of our management. Favorable changes may not necessarily enhance the marketability or profitability of the products. Even under the most favorable marketing conditions, there is no guarantee that our products can be sold or, if sold, that such sale will be made upon favorable prices and terms.

Any projections used in this prospectus may not be accurate.

      Any and all projections and estimates contained in this annual report or otherwise prepared by us are based on information and assumptions which management believes to be accurate; however, they are mere projections and no assurance can be given that actual performance will match or approximate the projections.

Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock.

      Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

                                 Use of Proceeds

      We will not receive any proceeds from the resale of our common stock by the selling stockholders.

      However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, selling stockholders will be entitled to exercise warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the parties exercise the warrants on a cashless basis, then we will not receive proceeds from the exercise of those warrants. In addition, we have received gross proceeds $700,000 from the sale of the secured convertible notes. In addition, we will receive additional proceeds from the sale of these convertible notes as follows: (i) $600,000 within 5 days of the filing of this registration statement and (ii) $700,000 within 5 days of this registration statement being declared effective by the SEC. The proceeds received from the sale of the secured convertible notes will be used for business development purposes to pay-off obligations to certain parties, working capital needs, pre-payment of interest, payment of consulting, legal fees and other expenses.

            Market for Common Equity and Related Stockholder Matters

      Our common stock trades on the OTC Bulletin Board under the symbol "JKRI." The following table shows the high and low bid prices for our common stock for each quarter since January 1, 2004 as reported by the OTC Bulletin Board. All share prices have been adjusted to provide for the 1-for-1000 reverse stock split which was effected on November 22, 2004, the 1-for-2000 reverse stock split which was effected on May 9, 2005 and the 4-forr 1 stock split which was effected on May 27, 2005. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of the stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


January 1, 2006 to September 30, 2006 (OTC Bulletin Board)      High Bid             Low Bid
-----------------------------------------------------------------------------------------------
First quarter                                                   $   .029           $    .002
Second quarter                                                      .014                .004
Third quarter                                                       .007                .004
January 1, 2005 to December 31, 2005 (OTC Bulletin Board)       High Bid             Low Bid
-----------------------------------------------------------------------------------------------
First quarter                                                   $  3.500           $   0.00
Second quarter                                                     0.065               0.00
Third quarter                                                      0.108              0.006
Fourth quarter                                                     0.025              0.003


January 1, 2004 to December 31, 2004 (OTC Bulletin Board)       High Bid             Low Bid
-----------------------------------------------------------------------------------------------
First quarter                                                   $  16,250            $2,500
Second quarter                                                     14,500             3,525
Third quarter                                                       9,250               575
Fourth quarter                                                        975              0.50

      As of March 9, 2006, there were approximately 48 record holders of our common stock.

      We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained to retire debt and for the operation of the business.

      Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer's investment. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

      Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in the price and volume of our stock. In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

      Securities Authorized for Issuance Under Equity Compensation Plans. The following provides information concerning compensation plans under which our equity securities are authorized for issuance as of December 31, 2005:

                                                 (a)                      (b)                         (c)
-------------------------------------    --------------------    ----------------------     ------------------------
Plan Category                                 Number of            Weighted-average          Number of securities
                                          securities to be         exercise price of          remaining available
                                             issued upon         outstanding options,         for future issuance
                                             exercise of          warrants and rights            under equity
                                             outstanding                                      compensation plans
                                          options, warrants                                  (excluding securities
                                             and rights                                       reflected in column
                                                                                                     (a))
-------------------------------------    --------------------    ----------------------     ------------------------
Equity compensation plans approved           45,577,624                  $0.0127                  99,655,000
by security holders
Equity compensation plans not                        --                       --
approved by security holders
Total                                        45,577,624                  $0.0127                  99,655,000

RECENT SALES OF UNREGISTERED SECURITIES

      In January 2006, we issued an 8% Convertible Note in the aggregate principal amount of $250,000 to a single accredited investor in consideration for services rendered under a fee agreement dated November 2005. This note is due and payable on or before January 1, 2007. This note is convertible into shares of that number of shares of our common stock as would be determined by dividing (i) the unpaid principal balance plus accrued interest by (ii) 80% of the average of the three lowest closing bid prices for the twenty trading days immediately prior to conversion. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of the note was exempt under Section 4(2) of the Securities Act of 1933, as amended

      In March 2006, we issued an 8% Convertible Note in the aggregate principal amount of $60,000 to a single accredited investor. Upon consummation of a funding in the aggregate amount of $300,000, the holder is entitled to full payment of all outstanding principal and interest. In addition, the holder is entitled receive Common Stock equal to the value of the Principal and interest at a conversion price equal to the average of the lowest 3 closing bid prices in the 20 trading days immediately preceding the repayment date. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of this note was exempt under Section 4(2) of the Securities Act of 1933, as amended.

      In May 2006, in connection with the acquisition of UTSI International Corporation (See "Business--Recent Developments), we issued an aggregate of 2,200,000 shares of our Series C Preferred Stock (See "Description of Securities--Series C Preferred Stock"). We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the Series C Preferred Stock.

                              Plan of Distribution

      We are registering the shares of common stock issuable upon conversion of the convertible promissory notes dated March 31, 2006 and upon exercise of the related warrants to permit resale of the shares of common stock by the holders of the convertible promissory note and the related warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive up to approximately $3.85 million upon the exercise of the warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

      The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

      (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

      (2) the over-the-counter market,

      (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

      (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

      (5) through the settlement of short sales.

      If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

      The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to the prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

      The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

      Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

      We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement estimated to be $65,572 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the related registration rights agreement or the selling stockholders will be entitled to contribution. We will be indemnified by the selling stockholders against liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related registration rights agreement or we will be entitled to contribution.

      Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

            Management's Discussion and Analysis or Plan of Operation

      The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in this report. This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this report that are not historic in nature, particularly those that utilize terminology such as "may," "will," "should," "expects," "anticipates," "estimates," "believes," or "plans" or comparable terminology are forward-looking statements based on current expectations and assumptions.

      Various risks and uncertainties could cause actual results to differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section "Risk Factors" set forth in this report.

      The forward-looking events discussed in this annual report, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the "bespeaks caution" doctrine. All forward-looking statements in this document are based on information currently available to us as of the date of this report, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

General

      We build and operate large scale wireless networks and provide consulting and engineering services to allow our customers to build and operate their networks. We also provide data collection and management services between remote devices called Machine to Machine or M2M services. We entered this industry upon the acquisition of Diverse Networks, Inc. on December 2, 2005. The transaction was accounted for as a recapitalization effected through a reverse merger, such that Diverse Networks, Inc. was treated as the "acquiring company" for financial reporting purposes

      Our executive offices are located at 550 Greens Parkway, Suite 230, Houston, Texas 77067 and telephone number (619) 342-7449. We maintain a website at www.jacksonrivers.com.

Significant Accounting Policies

      Revenue Recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

      The Company performs projects on both a time and expenses and fixed price basis. For time and expense projects, revenue is recognized when the customer is invoiced for work performed plus any expenses. For fixed price projects, the customer is either invoiced for a fixed monthly amount or at specific billing milestones as defined in the contract and executed by the customer. Any payment delays are investigated to ensure that milestones have been met. If a customer challenges a milestone attainment, the revenue is deferred until all parties agree that such milestone has been achieved.


      Consulting and network design work is billed on time and expense as incurred. Construction and operation of large scale wireless networks are billed either (i) on a time and expense method and revenue is recognized as described above or (ii) on a fixed price basis, as predetermined by the company and the customer in a written contract. For fixed price projects, the customer is either billed (A) a predetermined monthly amount until paid in full where revenue is recognized when the customer is invoiced for work or (B) upon attainment of certain "milestones" for discreet units of work based upon the total cost of the project. The milestones and amount of revenue earned upon attainment is set forth in the written contract between the company and the customer and revenue is recognized when each such unit or milestone is achieved. Losses on projects are recognized when incurred. Many of our projects are completed within 1-2 months. However our long term projects are tested on a quarterly basis to ensure that revenue recognized reflects actual percentage of completion of the project as of the reporting period. Projects are tested using either cost method or units of work, depending upon whether the customer has selected to be billed on a time and expense or fixed priced basis, accordingly.


      Restatement

      The accompanying financial statements as of and for the year ended December 31, 2005 have been restated to reflect a $250,000 placement fee payable to a third party in connection with the reverse merger of Diverse Networks, Inc. in December 2005. The fee was recorded to recapitalization expense in the statements of operations for the year ended December 31, 2005. We did not previously account for this fee. The fee had the impact of increasing loss from operations, net loss, current liabilities and accumulated deficit by $250,000.


The accompanying unaudited consolidated financial statements for Jackson Rivers for the period ended June 30, 2006 have been restated. The previously reported unaudited consolidated financial statements were prepared based on management's then determination that the fair value of UTSI International Corporation ("UTSI") was more clearly evident and reliably measurable than the fair value of Series C Preferred Stock. The accompanying unaudited consolidated financial statements have been prepared based on management's current determination that the fair value of the Series C Preferred Stock of Jackson Rivers is more clearly evident and reliably measurable than the fair value of UTSI. The effects of the restatement on the unaudited consolidated balance sheet of Jackson Rivers as of June 30, 2006 are as follows:

                                     Previously Reported                Restated
                                     -------------------                --------

Goodwill                                         659,281               1,868,986
Additional paid-in-capital                      (171,009)              1,038,696


Results of Continuing Operations

Basis of Presentation


      The results of operations set forth below for the (i) years ended December 31, 2005 and 2004 and (ii) the periods ended June 30, 2006 and 2005 are those of the continuing operations of The Jackson Rivers Company, which include Diverse Networks, Inc. and UTSI International Corporation on a consolidated basis


      The following table sets forth, for the periods indicated, certain selected financial data from continuing operations:

                                       Year Ended      Year Ended         Three Months Ended               Six Months Ended
                                      December 31,    December 31,              March 31,                       June 30,
                                          2005            2004            2006            2005            2006             2005
                                      ------------    ------------    ------------    ------------    ------------    ------------
Net sales                             $  2,193,685    $  6,589,736    $    757,836    $     33,303    $  1,226,550    $     41,210
Cost of sales                            1,026,414       4,632,597         533,420           9,267         746,508          11,922
                                      ------------    ------------    ------------    ------------    ------------    ------------

Gross profit                             1,167,271       1,957,139         224,416          24,036         480,042          29,288

Selling, general and administrative      1,363,490       2,329,207         872,392         293,581       1,693,741       1,515,666
Recapitalization Expense                 1,513,727              --              --              --              --              --
Depreciation and Amortization              171,019         189,311          71,544             578         107,676           1,156
                                      ------------    ------------    ------------    ------------    ------------    ------------

Operating loss                        $ (1,880,965)   $   (561,379)   $   (719,520)   $   (270,123)   $ (1,321,375)   $ (1,487,534)
                                      ============    ============    ============    ============    ============    ============


Comparison of the Three Months and Six Months Ended June 30, 2006 and June 30, 2005

Net sales. Our net sales for operations increased to $757,836 and $1,226,550, or an increase of approximately 2,176% and 2,876%, for the three months and six months ended June 30, 2006, respectively. This increase is primarily due to the acquisitions of Diverse Networks and UTSI.

Cost of Sales. Cost of sales increased to $533,420 and $746,508, or approximately 5,656% increase and 6,162%, for the three months and six months ended June 30, 2006, respectively. As a percentage of net sales, cost of sales increased to 70% and 61% of net sales for the three and six months ended June 30, 2006, respectively, versus approximately 28% and 29% of sales for the three and six months ended June 30, 2005. The increase is primarily due to the inclusion of the full period of the cost of goods sold from Diverse Networks and 7 weeks of UTSI, respectively. As a result, the company generated a gross profit of $224,416 and $480,042 for the three and six months ended June 30, 2006 with a gross profit margin of approximately 30% and 39% for the three and six months ended June 30, 2006, respectively.

Selling, general and administrative. Selling, general and administrative expenses increased to $872,392 and $1,693,741 for the first three and six months ending June 30, 2006, respectively. As a percentage of net sales, selling, general and administrative expenses were approximately 115% and 138% for the three and six months ended June 30, 2006, as compared to approximately 882% and 3,678% for the comparable period in 2005. Selling, general and administrative expenses were 197% and 12% higher in the three months and six months ending June 30, 2006, respectively than the corresponding period last year, primarily due to the inclusion of Diverse Networks and UTSI.

Depreciation and Amortization. Depreciation and amortization expense increased to $71,544 and $107,676 for the three and six months ending June 30, 2006, from $578 and $1,156 for the similar periods in 2005. This increase was primarily due to the inclusion of depreciation for Diverse Networks and UTSI.

Operating loss. We incurred an operating loss of $719,520 and $1,321,375 for the three and six months ended June 30, 2006, compared to an operating loss of $270,123 and $1,487,534 for similar periods in 2005. The company had higher operating losses in the six months ended June 30, 2006 compared to the prior year primarily due to Diverse Networks and UTSI operating at a loss during the respective periods and additional acquisition expenses.


Comparison of the Years ended December 31, 2005 and 2004

      Net sales. Net sales for operations of The Jackson Rivers Company decreased to $2,193,685, or a decrease of approximately 67%, for the year ended December 31, 2005, from $6,589,736 for the year ended December 31, 2004. This decrease was attributable to the discontinuation of a major contract with Palm.net, a company which ceased operations in September 2004 and the completion of a major development with Prenova, Inc., which was not renewed.

      Cost of Sales. Cost of sales for continued operations decreased to $1,026,414, or approximately 78%, for the year ended December 31, 2005, from $4,632,597 for the year ended December 31, 2004. As a percentage of net sales, cost of sales decreased to 47% of net sales for the year ended December 31, 2005 versus approximately 70% of sales for the year ended December 31, 2004. The decrease in cost of sales as a percentage of net sales resulted primarily from a reduction of company employees and operational overhead As a result, we generated a gross profit of $1,167,271 with a gross profit margin of approximately 53% for the year ended December 31, 2005.

      Selling, general and administrative. Selling, general and administrative expenses decreased to $1,363,490, or a decrease of approximately 41%, for the year ended December 31, 2005, from $2,329,207 for the year ended December 31, 2004. As a percentage of net sales, selling, general and administrative expenses were approximately 62% for the year ended December 31, 2005, as compared to approximately 35% for the comparable period in 2004. The decrease in selling, general and administrative expenses primarily results from a reduction in administrative and sale staff as the number of employees was reduced to 11 employees from a previous high in excess of 50.

      Recapitalization Expense During the year ended December 31, 2005, we incurred $1,513,727 in connection with our recapitalization in December 2005.

      Depreciation and Amortization. Depreciation and amortization expense decreased to $171,019 for the year ended December 31, 2005, from $189,311 for the year ended December 31, 2004. This decrease was due to equipment that depreciated and not replenished due to the loss of the contract with Palm.net.

      Operating loss. We incurred an operating loss of $1,880,965 for the year ended December 31, 2005, compared to an operating loss of $561,379 for the year ended December 31, 2004. We had increased operating losses in the year 2005 as compared to 2004 primarily because the loss of revenues from a major contract with Palm.net and continuing obligations that we had with rental of our operating facilities and maintenance of equipment.

Liquidity and Capital Resources


      We have financed our operations, acquisitions, debt service, and capital requirements through cash flows generated from operations, debt financing, and issuance of securities. Our working capital deficit at June 30, 2006 was $1,631,951 December 31, 2005 was $1,572,051. We had cash of $145,752 as of June
30, 2006, and we had cash of $36,361 as of December 31, 2005. This difference results primarily due to funding the losses of operations offset by the funding of the first and second tranches of the convertible debentures.

      We used $1,166,903 of net cash used in operating activities for the six months ended June 30, 2006 compared to using $1,326,563 in the six months ended June 30, 2005. We used $120,932 of net cash used in operating activities for the year ended December 31, 2005 compared to using $275,749 in the year ended December 31, 2004. This cash used in operating activities for the year ended December 31, 2005 was offset by a non-cash depreciation expense of $143,407, and an amortization expense of $27,612.

      Net cash flows used for investing activities was $6,730 for the six months ended June 30, 2006, compared to investments of $450 in the six months ended June 30, 2005. The investments were for updating some computers. Net cash flows used in investing activities was $9,753 for the year ended December 31, 2005, compared to $58,616 in the year ended December 31, 2004. The cash used in investing activities for the year ended December 31, 2005 was for purchase of equipment and software.

      Net cash flows provided by financing activities were $1,359,488 for the six months ended June 30, 2006, compared to net cash provided by financing activities of $1,322,745 in the six months ended June 30, 2005. The difference results primarily from the funding of the first and second tranches of convertible debentures. Net cash flows used in financing activities were $71,189 for the year ended December 31, 2005, compared to net cash provided by financing activities of $29,742 in the year ended December 31, 2004. The difference results primarily from $95,046 in payments on notes and capital leases in 2005.


March Private Offering


On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which they agreed to issue up to $2,000,000 of principal amount of convertible promissory notes in three separate tranches and warrants to purchase shares of our common stock (the "Securities Purchase Agreement"). The tranches of notes are to be issued and sold as follows: (i) $700,000 upon execution and delivery of the Securities Purchase Agreement; (ii) $600,000 within 5 days of filing of a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants issued pursuant to the Securities Purchase Agreement (the "Registration Statement") and
(iii) $700,000 within 5 days of the Registration Statement being declared effective by the SEC The convertible notes have a 3 year term and bear interest at six percent (6%). The notes are convertible into our common stock pursuant to a "variable conversion price" equal to the "Applicable Percentage" multiplied by the "Market Price.' "Applicable Percentage" is initially 50% provided, that, such percentage will be increased to 55% if the Registration Statement is filed on or before April 30, 2006 and further increased to 60% if the Registration Statement is declared effective by the SEC on or before July 29, 2006. The Registration Statement was filed on time and the "Applicable Percentage" used is 55% in valuing the convertible promissory notes. "Market Price" means the average of the lowest three trading prices (as defined) for our common stock during the 20 trading day period prior to conversion. Upon an event of default (as defined), the notes are immediately due and payable at an amount equal to the greater of (i) 140% of the then outstanding principal amount of notes plus interest and (ii) the "parity value" defined as (a) the highest number of shares of common stock issuable upon conversion of the notes multiplied by (b) the highest closing price for our common stock during the period beginning on the date of the occurrence of the event of default and ending one day prior to the demand for prepayment due to the event of default. If we are unable to effect a redemption of all the convertible notes submitted for redemption, we will redeem a pro rata amount from each holder. The notes are secured by a first lien on all of our assets, including all of our intellectual property.


      Under the terms of these notes and the related warrants, the notes and the warrants are convertible/exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of the note or unexercised portions of the warrants) would not exceed 4.99% of our then outstanding common stock as determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended

      Subject to certain terms and conditions set forth therein, the notes are redeemable by us at a rate of between 120% to 140% of the outstanding principal amount of the notes plus interest. In addition, so long as the average daily price of our common stock is below the "initial market price" (as defined) we may prepay a such monthly portion due on the outstanding notes and the investors agree that no conversions will take place during such month where this option is exercised by us.

      The notes were issued with warrants to purchase up to 50,000,000 shares of our common stock at an exercise price of $0.07 per share, subject to adjustment. To the extent that the shares of common stock underlying the warrant of not registered for resale, the warrant holder may designate a "cashless exercise option." This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

      We agreed to register the secondary offering and resale of the shares issuable upon conversion of the notes, the shares issuable upon exercise of the warrants within 30 days of the execution of the Securities Purchase Agreement.

      We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the notes and the warrants.

      In connection with the offer and sale of the notes and the warrants, we engaged Envision Capital LLC, as a finder for the transaction. Envision will receive a ten percent (10%) cash commission on the sale of the notes and warrants to purchase up to 5,000,000 shares of our common stock on the same terms and conditions as the warrants issued to purchasers under the Securities Purchase Agreement.


      To date, the first two tranches of convertible notes have been issued and sold, resulting in gross proceeds of $1.3 million to us.


Insider and Affiliate Loans

      In July 2005, we borrowed $85,000 from an officer. This note is payable with accrued interest on or before July 13, 2006.

Capital Requirements


      We had a working capital deficit of $1,631,951 as of June 30, 2006. We have closed the first two tranches of the March 2006 Private Offering discussed above, which resulted in gross proceeds to us of $1,300,000 and we expect to close the final tranche of this private placement which will generate gross proceeds of $700,000 in the next 90 days.


      In the event we seek to expand our operations or launch new products for sale into the marketplace, or in the event we seek to acquire a company or business or business opportunity, or in the event that our cash flows from operations are insufficient to fund our operations, working capital requirements, and debt service requirements, we would need to finance our operations through additional debt or equity financing, in the form of a private placement or a public offering, a strategic alliance, or a joint venture. Such additional financing, alliances, or joint venture opportunities might not be available to us, when and if needed, on acceptable terms or at all. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances, our operating results and prospects could be adversely affected. In addition, any debt financings or significant capital expenditures require the written consent of our lender under the March private placement.

Off-Balance Sheet Arrangements

      None.

                                    Business

Our Company

      We build and operate large scale wireless networks and provide consulting and engineering services to allow our customers to build and operate their networks. We also provide data collection and management services between remote devices called Machine to Machine or M2M services.

      Our executive offices are located at 550 Greens Parkway, Suite 230, Houston, Texas and telephone number (619) 342-7449. We maintain a website at www.jacksonrivers.com.

Our Business

Corporate History

      We were incorporated on May 8, 2001 under the laws of the State of Florida. We were a "development stage enterprise" (as defined in statement of Financial Accounting Standards No. 7) until September 30, 2004. Beginning in 2004, we entered the business of developing and providing customized information management systems. In 2005, JRC Global Products, our wholly-owned subsidiary began marketing hair extension and replacement systems.

      On August 31, 2005, we entered into a stock purchase agreement with Jeffrey W. Flannery, our new President and Chief Executive Officer, and Dennis
N. Lauzon, our former President, Chief Executive Officer and controlling stockholder, whereby Mr. Lauzon agreed to sell 960,000 shares of our Series A Preferred Stock held by him to Mr. Flannery for a purchase price of $60,000 in the form of $15,000 in cash and a secured promissory note in the principal amount of $45,000 payable in 3 monthly installments of $15,000 per month.

      On December 2, 2005, we, through our wholly owned subsidiary, JKRC Sub, Inc., acquired Diverse Networks Inc., a Texas corporation, a company specializing in technical, operational and engineering services ("DNI"). Pursuant to the definitive agreement, each share of DNI common stock was converted into the right to receive either (i) $0.21 in the form of a one-year 8% promissory note or (ii) one shares of our Series B Preferred Stock, at the election of each DNI stockholder. The acquisition was accounted for as a recapitalization effected through a reverse merger, such that DNI was treated as the acquiror for financial accounting purposes.

      On March 17, 2006, we sold 100% of equity interest in our wholly owned subsidiary, JRC Global Inc. to our former President and controlling shareholder, Dennis Lauzon for $1,100 in the form of a promissory note.

Recent Developments

      On May 5, 2006, we, through our wholly owned subsidiary, JKRI Acquisition Corp., a Texas corporation, acquired UTSI International Corporation, a Texas corporation specializing in engineering and information solutions for the oil and gas pipeline industry ("UTSI"). Pursuant to the definitive agreement, each share of UTSI common stock was converted into the right to receive 1.438029742 shares of our Series C preferred Stock, or 2,200,000 shares of our Series C Preferred Stock in the aggregate. USTI now operates as our wholly owned subsidiary.

Industry Overview

      Machine to Machine (M2M) products and services are applicable to industries, cities, government institutions or enterprises where acquiring data from machines, or sharing data between machines, improves business processes. Targeted customers that are relevant to the Company include municipalities, government agencies and the vertical industry sectors of Construction, Electric, Gas, Water and Wastewater Utilities, Public Safety, Oil and Gas production and pipelines, and related Original Equipment Manufacturers supplying products to these industries. Applications within these sectors, where efficiencies can be gained or lifecycle cost can be reduced by implementing M2M services, include asset tracking and management, automatic meter reading and demand response, security, logistics, HVAC (heating, ventilation & air conditioning) and industrial machinery maintenance, and environmental monitoring and control.

Current Business Plan

      We are a service organization that provides M2M data delivery and information management solutions to a wide range of industries. We design, develop, deploy and operate wireless and wired communication networks and IT-related services tailored to meet the specific needs of each our clients, including:

o     International energy companies (oil & gas)

o     Energy and Water Utilities

o     Municipalities

o     Mobile virtual network operators (MVNO)

o     Leading telecommunication companies

      We have specialized expertise dealing with wireless and wired network engineering, real-time application integration (SCADA), business intelligence and network security. We provide services throughout the United States and around the world, including Africa, the Caribbean, the Commonwealth of Independent States, Europe, Japan, Mexico and the People's Republic of China.

      Our focus is currently on three primary industries: Oil and Gas, Utility, and Wireless. The Oil and Gas industry includes multiple streams within the international private sector and national oil companies. Our utility experience spans large regional utilities as well as small cooperatives. Within the wireless data sector, small broadband Wireless Internet Service Providers and large national Mobile Virtual Network Providers have turned to our experience for the design, implementation, and operation of their customer bearing services. Current clients include: Chevron, BP, Prenova, Constellation and Upstream Engineering.

      We have two operating divisions: The M2M Division and the Professional Services Division.

M2M Services Division

      M2M is about data flowing between untold billions of devices, and between those devices and people that need information to help them make better decisions. The information can be anything from monitoring the environment inside remote greenhouses, gathering data about traffic flow and thermal stresses on a bridge, to sending daily electricity usage information to you on a display in your home.

      Our data acquisition and delivery service provides cost effective alternatives to the manual collection of data and to the creation of an automated collection system. It eliminates the need to build, operate, and manage the telecommunication and computer network. This service includes: ruggedized, industrial remote gateway units which connect to equipment in the field, transport of your company's data via one of several available telecommunication technologies, 24x7 network management and help desk support, data archival, notification in the event of a field alarm, a web-based network visibility tool, plus the ability for clients to retrieve data and generate reports.

Professional Services Division

      Our Professional Services business leverages our data communication knowledge, our operations expertise, our experience in real-time systems and our insight into existing and emerging communication technologies to formulate and implement solutions for our clients. We help our clients to identify and enter new markets, achieve strategic objectives and deliver their products and services more effectively and efficiently. Our innovative tools, methodologies and other intellectual property enhance our ability to examine, engineer, execute and then evaluate flexible and scalable solutions tailored to the particular needs of each of our clients.

      Within the Professional Services Division, we offer Engineering Services, Business Intelligence and Security Solutions.

      Engineering Services.

      Wireless and Wired Network Engineering. Our network engineering team is well versed in both wired and wireless technologies. We perform analysis of existing networks, design of new and expansion networks, and testing of existing networks and new solutions for network upgrades. As part of our LAN/WAN engineering, we can analyze data flow and throughput, layer 2/3 protocol usage, IP addressing, congestion, utilization, and reliability. We also perform network design for the core, distribution, and access layers.

      Specification design and implementation of fixed and mobile wireless data networks for service providers such as:

      o     palmOne, Inc.'s Palm.Net service

      o     OmniSky Corporation

      o     SkyRiver Communications, Inc.

      o     Ricochet Networks, Inc.

      o     AsiaCorp Communications in the People's Republic of China

      o     CapRock Communications' worldwide network

      Radio Frequency (RF) Engineering. Our RF engineering team focuses on the characteristics and performance of wireless data networks. We perform site surveys, propagation analysis, frequency coordination, and site selection and optimization. Our RF experience spans many frequency ranges and air interface standards, including UHF, Spread Spectrum, Microwave, Cellular/PCS, UNII, LMDS/MMDS and others. Projects have included:

      o Site examination and RF plan for the University of Houston campus facilities and

      o     Site and equipment selection and testing for SkyRiver
            Communication's Inc.

      Satellite Engineering. Our satellite engineering team can manage and engineer space segment, gateway earth stations, VSATs, and handle your regulatory issues. When managing space segment, this team performs economic analysis, tariff negotiation, and provisioning and management. We are familiar with both domestic and international permitting, as well as frequency coordination where necessary. While engineering ground segment facilities, we have performed earth station dimensioning and RF equipment design and configuration. Our engineers can optimizing the economic and performance tradeoffs in the earth station, space segment, and transmission technology to provide the lowest life cycle cost and highest performance systems available.

      Business Intelligence Services.

      Dashboards & Portals. Dashboards and portals allow users to customize their views so that they get only the data they need without having to wade through extraneous content. When combined with mobile connectivity, dashboard/portal technology puts the power to make informed decisions into the right hands. We have the knowledge and expertise to properly evaluate a client's data visibility needs and architect a solution that is both customizable and scalable.

      Real-Time & Just-In-Time (JIT) Data Management. Our experience base includes a firm foundation in Real-Time/Just-In-Time scenarios and business models including SCADA energy management, trading enterprises, and military applications. We fully understand the complexities that time-sensitive data add to any business intelligence scenario.

      SCADA Requirements Specification. With over 50 years of combined SCADA products development and support experience, our expert teams can help clients determine whether a full replacement, product upgrade or better usage of currently implemented systems provide greater return on income (ROI). We are currently engaged on a project for Chevron for this type of service.

      Real-time Performance Tuning. We will automate cumbersome manual tasks and fine tune the configurations of your SCADA systems to provide optimum performance. We create custom scripts and tools for trending and analysis geared towards each client's processes and procedures.

      Key projects have included:

      o software and application development, such as our streamlining and customization of data input and reporting for a global capital project management system for a major oil company;

      o specification, design, and implementation of business processes and efficiency optimization systems, such as new energy management systems for Prenova;

      o utility data center process optimization, such as our analysis and automation of systems and procedures for Itron, Inc.;

      Security Solutions

      Vulnerability Scanning. We provide completely automated checks for known vulnerabilities against a system or systems in a network using enterprise grade, commercial, industry standard, trade, and custom tools.

      Security Scanning. We perform vulnerability scans, which include manual false positive verification, network weakness identification, and customized, professional analysis.

      Penetration Testing. We provide specialized, goal-oriented testing (such as individual systems of interest) to gain privileged access by pre-conditional means using a safe "hacker" methodology. Our security engineers will use the same proven techniques and methodology that hackers use to gain unauthorized entry to networks and computer systems. The results will be provided to you in a full report complete with usable database data, charts and graphs, counter measure options, while at the same time, posing absolutely no actual risk to you network or computer systems.

      Risk Assessment and Analysis. In order to make an informed business decision on how to handle a risk properly when this situation occurs, we offer full risk analysis and vulnerability assessment service, which give our clients the necessary data for calculating the best solutions with proven formulas. This process is performed through interview and mid-level research, test results analysis, and personnel interviews, which includes business justification, legal justifications, and industry specific justifications concluded by quantified actuarial formulas proven in the industry. The results will be provided in a full report complete with usable database data, charts and graphs, counter measure options, and business cost analysis.

      Security Auditing. We offer hands-on, privileged, code level, security inspection of the operating system (OS) and applications of a system or systems within a network or networks.

      Posture Assessment & Security Testing. Project-oriented complete risk assessment of all systems, applications, and networks through the application of professional analysis, scanning, and testing, where penetration is often used to confirm false positives and false negatives as project time allows.

      Counter Measure Strategies. Firewalls, Intrusion Detection Systems (IDS), and Virtual Private Networks (VPN). We will help organizations choose the right counter measures that are the most effective for their architecture as well as the most cost beneficial to their budget with our proven formulas.

      Policy Design and Implementation. Our security professionals have years of experience designing and implementing security policies for some of the world's top energy companies as well as some of the nations top government agencies. We help design an effective, industry standard security policy and integrate it into such client's security architecture and teach the best ways to enforce them within their organization.

      Forensics. The capture, recording, and analysis of network events in order to discover the source of security attacks, exposures, and breaches.

      Security Training. Our employees have extensive wired and wireless network as well as SCADA/Critical Infrastructure security experience. Our instructors, all with over a decade of professional security experience, come from a background of enterprise security software development companies, various government agencies, financial institutions, energy & utility companies, and some of the worlds largest oil & gas companies.

Competition

      We face a great deal of competition for its services from a number of companies. Competition within the M2M market varies by industry and applications. Typical competitors are regional or national service-oriented companies that address a single niche such as HVAC, asset tracking, or utility meter reading. Other competitors include equipment manufacturers looking to develop their own monitoring service to enable long-term maintenance contracts or companies that offer M2M solutions for private label. No competitor offers an integrated, broad-based, end-to-end, turnkey solution that's addresses any application. It is expected that competition for our services will increase dramatically in the coming years as additional companies looking to become complete M2M solutions providers are expected to enter the market in the next few years.

Employees

      We have 11 full-time employees and no part-time employee as of March 31, 2006. As we grow, we will need to attract an unknown number of additional qualified employees. Although we have experienced no work stoppages and believe our relationships with our employees are good, we could be unsuccessful in attracting and retaining the persons needed. None of our employees are currently represented by a labor union. We expect to have a ready source of available labor to support our growth.

Our Properties

      Our executive and operational headquarters are based in Houston, Texas. We lease office space under an operating lease that expires in May 2010 at a monthly rent of $23,560. We may require additional office space if we grow. We believe there is an adequate supply of suitable office space for lease on terms acceptable to us should we require it.

Legal Proceedings

      None

                                   Management

Executive Officer and Directors

Executive Officer and Directors

      Our executive officers and directors, the positions held by them, and their ages are as follows:

         Name                      Age        Position
         ----                      ---        --------

         Jeffrey W. Flannery       49         Director, Chief Executive Officer

         James E. Nelson           64         Director, President

         Daniel W. Nagala          52         Director

--------------------------------------------------------------------------------

Jeffrey W. Flannery has been a director of The Jackson Rivers Company and its Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary since August 31, 2005. Mr. Flannery brings extensive experience in business development and fiscal management to these positions with The Jackson Rivers Company. He is currently serving as (i) President, Chief Financial Officer, Secretary and Director of Axia Group, Inc., a development stage company; (ii) Chief Executive Officer and Chief Financial Officer of Centrex, Inc., a company which is commercializing a patented technology for biochemical detection systems and (iii) Chief Executive Officer and President of Safe Travel Care, Inc, a company which manufactures, markets and sells mobile utility systems for emergency power generalation. Previously, Mr. Flannery was the founder and Chief Executive Officer of Enhanced Information Systems, Inc., an online home health care provider for the pharmacy industry, Vice President of Development for IUSA, an information technology company, and Vice President of Corporate Communications for Center For Special Immunology, a public company dedicated to medical treatments for immune disorders. As President of FLC Partners, Inc., an investment banking services company, Mr. Flannery has provided financial consulting and business development services for many public and private companies. Mr. Flannery received his B.A in Philosophy from the University of California Los Angeles.

James E. Nelson has been a director of The Jackson Rivers Company and its President, and Chief Operating Officer since December 2, 2005. Mr. Nelson has served as the Chief Executive Officer, President, and a founder of Diverse Networks, Inc. in Houston Texas since 1998. Jim brings over 40 years of experience in engineering design, business operations, and technology consulting and senior level management to the company. Jim has many years experience both in the industrial automation industry and in the design, deployment, and commercialization of wireless data communication networks. Early in his career, Jim was involved in design and deployment of some of the world's largest pipeline SCADA projects such as ExxonMobil system, Shell system, Trans-Alaska Pipeline, and Louisiana Offshore Oil Port (LOOP). Jim has an extensive knowledge base of all types of wireless data communication technologies as applicable for both fixed and mobile applications. Before founding Diverse Networks in 1998 he was the Vice President of Network Engineering and Operations at Metricom, Inc. and as such had senior management responsibility for the deployment and ongoing operations of Metricom's wireless Internet product called Ricochet. Jim serves on the Advisory Board of the Houston InfoComm Technology (HIT) Center and has previously served as an Advisor to the University Of Houston College Of Engineering and on the Industry Advisory Council of the Department of Engineering Technology & Industrial Distribution at Texas A&M University. He is the founder and Director of To His Honor Ministries, a non-profit, Houston based sponsor of youth basketball teams and the Vice Chairman of the Gulf District AAU Boys Basketball program. Jim has a Bachelor of Science degree in Electrical Engineering from Texas A&M University, a Masters of Communication Technology certification from the American Institute, and for almost 40 years was a Registered Professional Engineer in the State of Texas.

Daniel W. Nagala has been a director of The Jackson Rivers Company since May 12, 2006. Mr. Nagala also serves as President and Chief Executive Officer of UTSI International Corporation, our wholly owned subsidiary as of May 5, 2006. Mr. Nagala founded UTSI, a company specializing in engineering and information solutions for the oil and gas pipeline industry in 1985 and has served as President and Chief Executive Officer since that time. Mr. Nagala holds an engineering-based Bachelor of Science degree in Computer Science (1976) from Northern Arizona University, Flagstaff, Arizona.

Audit Committee

      We do not have a separately designated audit committee at this time. The entire board of directors is acting as our audit committee as specified in
Section 3(a)(58)(B) of the Securities Exchange Act of 1934, as amended.

Board of Directors

      Each director holds office until his successor is elected and qualified or until his earlier termination in the manner provided in our Bylaws. The officers serve at the discretion of the Board.

Executive Compensation

      The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2005 and 2004.

                                            Annual Compensation                         Long-Term Compensation
                                                                                                     Common Shares
                                                                                                       Underlying         All
                                                                                      Restricted        Options          Other
                                                                     Other Annual        Stock          Granted         Compen
    Name and Position         Year        Salary          Bonus      Compensation     Awards ($)       (# Shares)       -sation

Jeffrey W. Flannery           2005            -0-            -0-            -0-            -0-          ------              -0-
Chief Executive Officer       2004            -0-            -0-            -0-            -0-          ------              -0-
and Director
As of August 31, 2005

James E. Nelson               2005            -0-            -0-            -0-            -0-          ------              -0-
President and Director        2004            -0-            -0-            -0-            -0-          ------              -0-
As of December 1, 2005

Dennis N. Lauzon              2005            -0-            -0-            -0-            -0-          ------
Former President              2004            -0-            -0-            -0-            -0-          ------              -0-
and Director
Resigned August 31, 2005

Nicholas Cortese              2005            -0-            -0-            -0-            -0-          ------              -0-
Former Director               2004            -0-            -0-            -0-            -0-          ------              -0-
Resigned August 31, 2005

Option Grants and Exercises

      There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

Employment Agreements

      As of the year ended December 31, 2005, Mr. Nelson has an employment agreement, effective December 2, 2005 (the "Employment Agreement") which provides for a three-year term expiring on December 31, 2008 and an annual salary of $120,000 through year end 2006, increasing to $126,000 for fiscal year 2007 and $132,300 for fiscal year 2008. The agreement also provides for medical benefits and grants of 2,000,000 options at an exercise price of $.015 per share. Such options will vest over a 3 year period with 50% vesting on December 1, 2006, an additional 25% vesting on the December 1, 2007 and the final 25% on December 1, 2008. To the extent that Mr. Nelson is terminated for a reason other than "cause" or if there is a "change of control" , Mr. Nelson is entitled to a lump sum payment equal to 2 years' worth of salary/bonus and the continuation of health benefits for a period of 3 years. We do not have employment agreements with any of our other executive officers.

Compensation of Directors

      All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Indemnification of Directors

      Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Florida. The Florida Business Corporation Act grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

      The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

                 Certain Relationships and Related Transactions

      On December 1, 2005, in connection with the consummation of acquisition of all of the outstanding stock of Diverse Networks, Inc., we entered into a stock purchase agreement with Jeffrey W. Flannery, our Chief Executive Officer (and former President), and then controlling stockholder and James E. Nelson, our new President and Chief Operating Officer, whereby Mr. Flannery agreed to sell 480,000 shares of our Series A Preferred Stock held by him to Mr. Nelson for a purchase price of $150,000 in the form of a secured promissory note in the principal amount of $150,000, accruing interest at 8% and payable in full on or before November 30, 2007. The note is secured by a Pledge Agreement, whereby Mr. Nelson pledged, and granted a security interest in and to, the Series A Preferred Stock purchased from Mr. Flannery until such time as the payments due under the note have been paid in full. Mr. Flannery continues to hold 480,000 shares of Series A Preferred Stock.

      On August 31, 2005, we entered into a stock purchase agreement with Jeffrey W. Flannery, new current Chief Executive Officer, and Dennis N. Lauzon, our former President, Chief Executive Officer and controlling stockholder, whereby Mr. Lauzon agreed to sell 960,000 shares of our Series A Preferred Stock held by him to Mr. Flannery for a purchase price of $60,000 in the form of $15,000 in cash and a secured promissory note in the principal amount of $45,000 payable in 3 monthly installments of $15,000 per month. The note is secured by a Pledge Agreement, whereby Mr. Flannery pledged, and granted a security interest in and to, the Series A Preferred Stock purchased from Mr. Lauzon until such time as the payments due under the note have been paid in full, which note has been paid in full as of November 2005.

      In August 2005, we borrowed $85,000 from Jeffrey W. Flannery pursuant to which we issued Mr. Flannery an 8% promissory note payable on or before July 13, 2006.

      In June 2004, a former majority shareholder sold 10,000,000 shares of common stock to twelve investors in a private sale. As part of the sale agreement, the former majority shareholder agreed to forgive the service and facility costs accrued from inception, and to accept consulting fees of $16,892 for services provided through the date of the sale.

      From August 1, 2003 through March 31, 2006, we had a Consulting Services Agreement with Radel Marketing Corporation, a company owned and controlled by Mr. Lauzon, who was our officer and director until August 31, 2005. Pursuant to the agreement we paid Radel Marketing the sum of $0 in 2005 and $545,500 in 2004, which includes payment for services and miscellaneous expenses incurred while transacting business for The Jackson Rivers Company. Under the agreement with Radel, which is dated August 1, 2004, Radel is to provide us various services which include: business solutions; business validation; contract negotiations; and public relations. We were obligated to pay Radel $8,000 weekly commencing on September 24, 2004. The agreement was renewed on January 1, 2004, to continue working with Radel Marketing to assist in building our business and bring potential opportunities to fruition. The agreement was modified to pay $4,000 weekly beginning October, 2004.

      Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

          Principal Stockholders and Beneficial Owners and Management.

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 12, 2006 by the following persons:

      o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

      o     each of our directors and executive officers; and

      o     all of our directors and executive officers as a group.

      The following table assumes that there are 151,158,574 common shares issued and outstanding immediately before this offering. Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

                                                 Number Of Shares
           Name And Address (1)                 Beneficially Owned         Percentage Owned
           --------------------                 ------------------         ----------------
Jeffrey W. Flannery                                  48,000,000(2)                  24.10%
James E. Nelson.                                     48,000,000(2)                  24.10%
Daniel W. Nagala                                              0                         *
All directors and officers as a group (3             96,000,000                     38.84%
persons)

----------------------------------------------
*     Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise noted, the address for each person is 550 Greens Parkway, Suite 230, Houston, Texas 77067.
(2) Includes 480,000 shares of Series A Preferred Stock, each share of which is convertible into 100 shares of our common stock.

                            Selling Security Holders

      This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are or have been affiliates of ours.

      The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders.

      The shares of common stock being offered by the selling stockholders are issuable upon: (1) conversion of our convertible promissory notes issued pursuant to that Securities Purchase Agreement dated as of March 31, 2006 or (2) upon exercise of the related warrants. For additional information regarding the convertible promissory notes, see "Description of Securities--Convertible Promissory Notes." For additional information regarding the warrants, see "Description of Securities--Warrants." We are registering the shares in order to permit the selling stockholders to offer the shares of common stock for resale from time to time.

      The following table sets forth (i) the names of the selling stockholders,
(ii) the number of shares of common stock owned beneficially by each of them as of April 27, 2006, (iii) the number of shares which may be offered pursuant to this prospectus and (iv) the number of shares and percentage of class to be owned by each selling stockholder after this offering. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution." Pursuant to various agreements with the selling stockholders, we have filed a registration statement, of which this prospectus forms a part, in order to permit those stockholders to resell to the public their shares of common stock as specifically set forth below. The following information is based upon information provided by the selling stockholders. Except as otherwise set forth in the footnotes to the table, none of the selling stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after this offering can be provided.

      Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

      In accordance with the terms of the registration rights granted to the holders of the convertible promissory notes dated March 31, 2006, this prospectus covers the resale of at least that number of shares of common stock equal to (i) the product of 1.5 and the number of shares of common stock issuable upon conversion of the convertible promissory notes determined as if the outstanding convertible promissory notes were converted in full as of the date immediately preceding the filing of the registration statement of which this prospectus is a part (without regard to any limitations on conversions) and
(ii) the number of shares of common stock issuable upon exercise of warrants determined as if the warrants were exercised in full as of the date immediately preceding the filing of the registration statement of which this prospectus forms a part (without regard to any limitations on exercise). In addition, we are registering 5,000,000 shares issuable upon exercise of the warrants issued to Envision Capital LLC, in connection with the issuance of the convertible promissory notes. Because of adjustments to and variations in the conversion price of the convertible promissory notes, the number of shares that will actually be issued upon conversion of the notes may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

      Under the terms of the convertible promissory notes and the warrant issued in connection therewith, the selling stockholders may not convert the convertible promissory notes or exercise the warrants issued in connection therewith, to the extent such conversion or exercise would cause the selling stockholder, together with its affiliates, to have acquired a number of shares of common stock which would exceed 4.99% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible promissory notes which have not been converted and upon exercise of the warrants issued in connection therewith which have not been exercised. The number of shares in the second column does not reflect this limitation.

      The "Common Shares Beneficially Owned after Offering" column assumes the sale of all shares offered by the selling stockholders set forth below (and assumes exercise of the 55,000,000 warrants). The "Percentage of Common Shares Beneficially Owned after Offering" column is based on 897,452,042 shares of common stock outstanding as of April 27, 2006, assuming all shares offered are sold.

                                                 Shares Beneficially Owned Prior to
                                                            Offering (1)
                                              -----------------------------------------
                                                                                                 Shares           Percentage of
                                                 Number of                                    Beneficially            Class
                                               Shares Owned         Number of Shares          Owned After          Owned After
Name                                                (2)                 Offered               Offering (3)        Offering (3)
-----------------------------------------     ----------------    ---------------------      ---------------    ------------------
AJW Capital Partners, LLC                          56,662,791               82,244,186                    0                   *
AJW Offshore, Ltd.                                314,220,930              456,081,395                    0                   *
AJW Qualified Partners, LLC                       139,081,395              201,872,093                    0                   *
New Millenium Capital Partners II, LLC              5,151,163                7,476,744                    0                   *
Envision Capital LLC                                5,000,000                5,000,000                    0                   *
                                   TOTAL          520,116,279              752,674,418                    0                   *

----------------------
* Less than one percent (1%).

(1)   Includes shares underlying presently exercisable warrants.

(2) Assumes the full $2,000,000 of convertible promissory notes subscribed for will be issued. Pursuant to the terms of the Securities Purchase Agreement, (i) $700,000 of convertible promissory notes were purchased by the selling securityholders upon execution of the Securities Purchase Agreement; (ii) $600,000 will be purchased within 5 days of the filing of this Registration Statement and (iii) $700,000 will be purchased within 5 days of this Registration Statement being declared effective by the Securities and Exchange Commission. Assuming this Registration Statement is declared effective by July 29, 2006, the convertible notes would be convertible into that number of shares equal to "market price" (as define) multiplied by 60%. Based upon the closing price of our common stock on April 20, 2006, the conversion price would be $0.0043.

(3)   Assumes all of the offered shares are sold.

(4) Includes 5,500,000 shares underlying warrants exercisable at $0.07 per share. AJW Partners LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by AJW Partners, LLC.

(5) Includes 30,500,000 shares underlying warrants exercisable at $0.07 per share. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by AJW Offshore Ltd.

(6) Includes 13,500,000 shares underlying warrants exercisable at $0.07 per share. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC. AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed above owned by AJW Qualified Partners, LLC.

(7) Includes 500,000 shares underlying warrants exercisable at $0.07 per share. New Millenium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by New Millenium Partners II, LLC.

(8) Includes 5,000,000 shares underlying warrants exercisable at $0.07 per share.

                            Description of Securities

Common Stock

      We are authorized to issued 990,000,000 shares of common stock, of which, as of the date of this prospectus, 151,158,574 shares were issued, outstanding, and held by approximately 48 record holders. Each holder of common stock is entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under Florida Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

      Pursuant to our certificate of incorporation, the board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000,000 shares of preferred stock. The board of directors may issue this stock in one or more series and may fix the rights, preferences, privileges and restrictions of this stock. Some of the rights and preferences that the board of directors may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The board of directors may determine the number of shares constituting any series or the designation of such series. Any or all of the rights and preferences selected by the board of directors may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of Jackson Rivers.

      We currently have designated two series of preferred stock, a summary of the terms of which are set forth below. While we have no present intention to issue shares of any additional series of preferred stock, any such issuance could dilute the equity of the outstanding shares of common stock and could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. In addition, such preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the common stock.

      Series A Preferred Stock

      10,000,000 shares of our preferred stock have been designated as series A preferred stock. As of March 31, 2006, we had outstanding 960,000 shares of series A preferred stock. Each share of series A preferred stock is convertible into 100 shares of our common stock. The number of shares of common stock issuable upon conversion is subject to adjustment for stock splits and recapitalizations.

      Upon any sale of all or substantially all our assets, or a recapitalization, reorganization, reclassification, consolidation or merger with or into another company in which we are not the surviving entity, we will obtain from the acquiring person or entity a written agreement whereby the other corporation will assume all of our obligations under the series A preferred stock.

      The holders of the series A preferred stock are not entitled to receive dividends. The holders of the series A preferred stock have voting rights on all matters submitted to holders of our common stock. Each holder of series A preferred stock is entitled to that number of votes on such matters equal to the number of shares of series A preferred stock held by such holder multiplied by 2,000.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the series A preferred stock are entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to any class junior in rank to the series A preferred stock, an amount per share of series A preferred stock equal to $0.001 plus any accrued and unpaid dividends.

      Series B Preferred Stock

      8,413,607 shares of our preferred stock have been designated as series B preferred stock. As of March 31, 2006, we had outstanding 1,000,001 shares of series B preferred stock and 2,815,383 shares of series B preferred stock may be issued upon exercise of options assumed in our merger with Diverse Networks, Inc. Beginning on December 1, 2007, each share of series B preferred stock will initially be convertible into that number of shares of The Jackson Rivers Company common stock obtained by multiplying the number of shares to be converted by a fraction, the numerator of which is .5942795 and the denominator equal to the "market price" of The Jackson Rivers Company common stock at the time of conversion. The conversion rate is subject to adjustment for stock splits and recapitalizations and upon attainment of certain revenue projections for our wholly owned subsidiary, Diverse Networks, Inc.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the series B preferred stock are entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to any class junior in rank to the series B preferred stock (including the series A preferred stock), an amount per share of series B preferred stock equal to "market value" as determined in good faith by our Board of Directors.

      The holders of series B preferred stock have no voting rights except as provided by law, and except to the extent such holders own common stock.

      Series C Preferred Stock

      2,200,000 shares of our preferred stock have been designated as series C preferred stock. As of May 12, 2006, we had outstanding 2,200,000 shares of series C preferred stock. Beginning on May 5, 2008, each share of series C preferred stock will initially be convertible into that number of shares of The Jackson Rivers Company common stock obtained by multiplying the number of shares to be converted by a fraction, the numerator of which is 1.00 and the denominator equal to the "market price" of The Jackson Rivers Company common stock at the time of conversion. The conversion rate is subject to adjustment for stock splits and recapitalizations and upon attainment of certain revenue projections for our wholly owned subsidiary, UTSI International, Inc.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the series C preferred stock are entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to any class junior in rank to the series C preferred stock, an amount per share of series C preferred stock equal to "market value" as determined in good faith by our Board of Directors.

      The holders of series C preferred stock have no voting rights except as provided by law, and except to the extent such holders own common stock.

Convertible Notes

      March 2006 Note and Warrant Private Placement


      On March 31, 2006, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which they agreed to issue up to $2,000,000 of principal amount of convertible promissory notes in three separate tranches and warrants to purchase shares of our common stock (the "Securities Purchase Agreement"). The tranches of notes are to be issued and sold as follows: (i) $700,000 upon execution and delivery of the Securities Purchase Agreement; (ii) $600,000 within 5 days of filing of a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants issued pursuant to the Securities Purchase Agreement (the "Registration Statement") and (iii) $700,000 within 5 days of the Registration Statement being declared effective by the SEC The convertible notes have a 3 year term and bear interest at six percent (6%). The notes are convertible into our common stock pursuant to a "variable conversion price" equal to the "Applicable Percentage" multiplied by the "Market Price.' "Applicable Percentage" is initially 50% provided, that, such percentage will be increased to 55% if the Registration Statement is filed on or before April 30, 2006 and further increased to 60% if the Registration Statement is declared effective by the SEC on or before July 29, 2006. To date, the first two tranches of convertible notes have been issued and sold, resulting in gross proceeds of $1.3 million to us. "Market Price" means the average of the lowest three trading prices (as defined) for our common stock during the 20 trading day period prior to conversion. Upon an event of default (as defined), the notes are immediately due and payable at an amount equal to the greater of (i) 140% of the then outstanding principal amount of notes plus interest and (ii) the "parity value" defined as (a) the highest number of shares of common stock issuable upon conversion of the notes multiplied by (b) the highest closing price for our common stock during the period beginning on the date of the occurrence of the event of default and ending one day prior to the demand for prepayment due to the event of default. If we are unable to effect a redemption of all the convertible notes submitted for redemption, we will redeem a pro rata amount from each holder. The notes are secured by a first lien on all of our assets, including all of our intellectual property.

      Under the terms of these notes and the related warrants, the notes and the warrants are convertible/exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of the note or unexercised portions of the warrants) would not exceed 4.99% of our then outstanding common stock as determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended.

      Subject to certain terms and conditions set forth therein, the notes are redeemable by us at a rate of between 120% to 140% of the outstanding principal amount of the notes plus interest. In addition, so long as the average daily price of our common stock is below the "initial market price" (as defined) we may prepay a such monthly portion due on the outstanding notes and the investors agree that no conversions will take place during such month where this option is exercised by us.

      Other Convertible Notes

      In January 2006, we issued an 8% Convertible Note in the aggregate principal amount of $250,000 to a single accredited investor in consideration for services rendered under a fee agreement dated November 2005. This note is due and payable on or before January 1, 2007. This note is convertible into shares of that number of shares of our common stock as would be determined by dividing (i) the unpaid principal balance plus accrued interest by (ii) 80% of the average of the three lowest closing bid prices for the twenty trading days immediately prior to conversion. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of the note was exempt under Section 4(2) of the Securities Act of 1933, as amended

      In March 2006, we issued an 8% Convertible Note in the aggregate principal amount of $60,000 to a single accredited investor. Upon consummation of a funding in the aggregate amount of $300,000, the holder entitled to full payment of all outstanding principal and interest. In addition, the holder is entitled receive Common Stock equal to the value of the Principal and interest at a conversion price equal to the average of the lowest 3 closing bid prices in the 20 trading days immediately preceding the repayment date. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of this note was exempt under Section 4(2) of the Securities Act of 1933, as amended.

Warrants

      The notes were issued with Warrants to purchase up to 50,000,000 shares of our common stock at an exercise price of $0.07 per share until March 31, 2009. To the extent that the shares of common stock underlying the warrant of not registered for resale, the warrant holder may designate a "cashless exercise option." This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

Warrant Issued to Envision Capital, LLC

      On March 31, 2006, we issued a Warrant to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.07 per share until March 31, 2009. To the extent that the shares of common stock underlying the warrant of not registered for resale, the warrant holder may designate a "cashless exercise option." This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

Registration Rights

      The holders of our convertible notes and related warrants issued pursuant to the March 2006 Note and Warrant Private Placement discussed above are entitled to have the shares of common stock underlying such securities registered by us under the terms of an agreement between us and the holders of the convertible notes stock and related warrants. Under the terms of such agreement, we are required to file a registration statement covering the shares of common stock underlying such notes and related warrants by April 30, 2006. If this registration statement has not been declared effective by July 29, 2006, then for each month (prorated for partial months) thereafter during which the registration statement is not declared effective we will issue to each holder of our July 31, 2006 (July 29, 2006 is 120 days, but this date falls on a Saturday), we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after July 31, 2006.

      We are also required to maintain the effectiveness of the registration statement covering such shares of common stock until the earlier of:

      o the date as of which the holders of the convertible note and related warrants may sell all of the shares of common stock covered by such registration statement under Rule 144(k) of the Securities Act, and

      o the date on which the holders of the convertible notes and related warrants have sold all of the shares of common stock issued or issuable upon conversion of the notes and exercise of the related warrants.

      We will bear all registration expenses, other than underwriting discounts and commissions, with respect to the registration statement relating to the series A preferred shares and the related warrants.

      In addition, we have granted "piggyback" registration rights to certain noteholders discussed under "Other Convertible Notes" above, which noteholders have waiver their rights with respect to the offering covered by this prospectus.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is American Registrar & Transfer Co.

                                  Legal Matters

      Spectrum Law Group LLP has given us an opinion relating to the due issuance of the common stock being registered.

                     Interests of Named Experts and Counsel

      Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock being offered by the prospectus.

                                     Experts

      Our financial statements for the year ended December 31, 2005 appearing in this prospectus and this registration statement have been audited by Malone & Bailey, PC, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing

      Changes In Disagreements With Accountants on Accounting and Financial Disclosure

      In October 2005, we dismissed Russell Bedford Stefanou Mirchandani LLP as our independent accountants, and we engaged Malone & Bailey, PC as our independent accountants.

      The reports of Russell Bedford Stefanou Mirchandani on our financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant's reports of Russell Bedford Stefanou Mirchandani on our financial statements as of and for the year ended December 31, 2004 stated that we were experiencing difficulty in generating sufficient cash flow to meet our obligations and sustain its operations, which raises substantial doubt about our ability to continue as a going concern.

      The decision to change accountants from Russell Bedford Stefanou Mirchandani to Malone & Bailey, PC was approved by our board of directors.

      During our fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through October 21, 2005, the date of the dismissal of Russell Bedford Stefanou Mirchandani, we did not have any disagreement with Russell Bedford Stefanou Mirchandani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      During that time, there were no "reportable events" as set forth in Item 304(a)(1)(i-v) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant's reports of Russell Bedford Stefanou Mirchandani on our financial statements as of and for the year ended December 31, 2004 stated that we were experiencing difficulty in generating sufficient cash flow to meet our obligations and sustain its operations, which raises substantial doubt about our ability to continue as a going concern.

      We have provided Russell Bedford Stefanou Mirchandani with a copy of our Current Report on Form 8-K disclosing this event prior to its filing with the Commission. Russell Bedford Stefanou Mirchandani has provided a letter to us, dated November 4, 2005 and addressed to the Commission, which was attached as
Exhibit 16.1 to our Current Report on Form 8-K disclosing this event which is incorporated herein by reference.

      We engaged Malone & Bailey, PC in October 2005. We had not consulted Malone & Bailey, PC regarding any of the matters specified in Item 304(a)(2) of Regulation S-B. The decision to change accountants from Russell Bedford Stefanou Mirchandani to Malone & Bailey, PC was approved by our board of directors.

                              Available Information

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Judiciary Plaza, 100 F Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                          Index to Financial Statements


The Jackson Rivers Company:

Report of Independent Registered Public Accounting Firm......................F-1

Balance Sheet................................................................F-2

Statements of Operations.....................................................F-3

Statements of Stockholder's Equity (Deficit).................................F-4

Statements of Cash Flows.....................................................F-5

Notes to Financial Statements................................................F-6

Unaudited Interim Financial Statements:

Consolidated Balance Sheets as of June 30, 2006 (unaudited)
and December 31, 2005.......................................................F-14

Consolidated Statements of Operations for the three and six months ended
June 30, 2006 and 2005 (unaudited)..........................................F-15

Consoliated Statements of Cash Flows for the six months
ended June 30, 2006 and 2005 (unaudited)....................................F-16

Notes to Financial Statements (unaudited)...................................F-17

UTSI International Corporation:

Report of Independent Registered Public Accounting Firm.....................F-25

Balance Sheet...............................................................F-26

Statements of Operations....................................................F-27

Statements of Cash Flows....................................................F-28

Statements of Stockholders' Deficit.........................................F-29

Notes to Financial Statement................................................F-30

Unaudited Interim Financial Statements:

Balance Sheets as of March 31, 2006 (unaudited) and
Decemebr 31, 2005...........................................................F-37

Statement of Operations for the three and nine months ended
March 31, 2006 and 2005 ....................................................F-38

Statement of Cash Flows for the nine months
ended March 31, 2006 and 2005 (unaudited)...................................F-39

Notes to Financial Statements...............................................F-40

Unaudited Pro Forma Consolidated Financial Statements of The Jackson Rivers Company and UTSI International Inc.:

Report of Independent Registered Public Accounting Firm.....................F-42

Pro Forma Consolidated Balance Sheet as of
March 31, 2006 (unaudited)..................................................F-43

Pro Forma Consolidated Statement of Operations for the
three months Ended March 31, 2006 (unaudited)...............................F-44

Pro Forma Consolidated Statement of Operations for the
six months ended June 30, 2006 (unaudited)..................................F-45

Pro Forma Consolidated Statement of Operations for the
year ended December 31, 2005................................................F-46

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
The Jackson Rivers Company
(formerly Diverse Networks, Inc.)
San Diego, California

We have audited the accompanying balance sheet of The Jackson Rivers Company ("Jackson Rivers") (formerly Diverse Networks, Inc.) as of December 31, 2005 and the related statements of operations, stockholders' deficit, and cash flows for the two years then ended. These financial statements are the responsibility of Jackson Rivers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jackson Rivers as of December 31, 2005, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Jackson Rivers will continue as a going concern. As discussed in Note 2 to the financial statements, Jackson Rivers has recurring net losses and has negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, an error resulting in an understatement of current liabilities and recapitalization expense and net loss of $250,000 were discovered by management in 2006. Accordingly adjustments have been made as of and for the year ended December 31, 2005, to correct the error.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 3, 2006, except for notes 1 and 3, which are as of May 23, 2006.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                           CONSOLIDATED BALANCE SHEET
                             As of December 31, 2005

ASSETS                                                                        (restated)
Current assets:
Cash and cash equivalents                                                    $    36,361

Accounts receivable, net of allowance for doubtful account of $3,010             272,330

Inventory                                                                         19,633

Prepaid expenses and other                                                        32,681
                                                                             -----------

    Total current assets                                                         361,005
Software, net                                                                     25,910

Property and equipment, net                                                      225,485
                                                                             -----------
Total assets                                                                 $   612,400
                                                                             ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:

Accounts payable and accrued liabilities                                     $   703,125
Notes payable                                                                    917,000
Notes payable - related party                                                    302,644

Capital lease - current portion                                                   10,287
                                                                             -----------
    Total current liabilities                                                  1,933,056

Long-term liabilities:
Capital lease, net of current portion                                              4,765
Stockholders' deficit:
Preferred stock, par value $0.01 per share, 1,000,000,000 shares authorized:
      Series A preferred stock, par value $.00001 per share, 10,000,000
      shares authorized; 960,000 shares issued and outstanding                        10
      Series B preferred stock, par value $.001 per share, 8,413,607
      shares authorized; 1,000,000 issued and outstanding                          1,000
Common stock, par value $.00001 per share,  990,000,000 shares authorized;
49,527,624 shares issued and outstanding                                             495
Additional paid-in capital                                                       507,755

Stock subscription receivable                                                    (92,400)

Accumulated deficit                                                           (1,742,281)
                                                                             -----------

Total stockholders' deficit                                                   (1,325,421)
                                                                             -----------
Total liabilities and stockholders' deficit                                  $   612,400
                                                                             ===========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2005 and 2004

                                                        2005           2004
                                                     -----------    -----------
                                                      (restated)
Sales, net                                           $ 2,193,685    $ 6,589,736
Cost of sales                                          1,026,414      4,632,597
                                                     -----------    -----------
Gross profit                                           1,167,271      1,957,139

Operating expenses:
Selling, general, and administrative                   1,363,490      2,329,207
Recapitalization expense                               1,513,727             --
Depreciation and amortization                            171,019        189,311
                                                     -----------    -----------
Total operating expenses                               3,048,236      2,518,518
                                                     -----------    -----------

Loss from operations                                  (1,880,965)      (561,379)
                                                     -----------    -----------

Other income (expense):
Other income                                               2,131             --
Interest expense                                         (30,365)       (25,660)
                                                     -----------    -----------
Total other (expense)                                    (28,234)       (25,660)

Net loss before provision for income taxes            (1,909,199)      (587,039)
Income tax benefit

     Income tax benefit                                 (158,817)       (59,906)
                                                     -----------    -----------

Net loss                                             $(1,750,382)   $  (527,133)
                                                     ===========    ===========

Earnings (loss) per share, basic and diluted         $     (0.53)         N/A *
                                                     ===========    ===========

Weighted average number of shares outstanding
(basic and diluted)                                    3,278,100          N/A *
                                                     ===========    ===========

* Jackson Rivers issued preferred shares, rather than common stock, in connection with the merger of Diverse Networks. Accordingly, no common shares are deemed outstanding prior to the merger.


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004

                                                               2005            2004
                                                            -----------    -----------
                                                             (restated)
Cash flow from operating activities:
Net loss from operations                                    $(1,750,382)   $  (527,133)
Adjustments to reconcile net loss to net cash used in
operating activities:
     Depreciation                                               143,407        155,760
     Amortization                                                27,612         33,551
     Common stock issued in exchange for consulting
    services rendered                                            48,400             --
    Common stock issued in exchange for employee services
    rendered and related transaction costs                       44,543             --
     Recapitalization expense                                 1,513,727             --
     Modification of warrants                                        --        270,060
     Deferred income tax                                             --        (70,945)
Changes in assets and liabilities:
  (Increase) decrease
     Accounts receivable                                        215,102        152,078
     Prepaid expenses                                            94,923         (7,151)
     Federal income tax receivable                                   --        (86,309)
     Inventory                                                    6,856             --
  Increase (decrease)
     Accounts payable and accrued expenses                     (465,120)      (195,660)
                                                            -----------    -----------
              Net cash used in operating activities            (120,932)      (275,749)

Cash flows from investing activities:
Purchase of property, equipment and software                     (9,753)       (58,616)
                                                            -----------    -----------
              Net cash used in investing activities              (9,753)       (58,616)

Cash flows from financing activities:
  Proceeds from capital lease obligation                             --         29,888
  Sale of common stock                                           23,857             --
  Payments on notes payable                                     (85,356)            --
  Payments on capital lease obligations                          (9,690)        (5,146)
  Proceeds from exercise of stock options                            --          5,000
                                                            -----------    -----------

              Net cash used in financing activities             (71,189)        29,742

Net decrease in cash and cash equivalents                      (201,874)      (304,623)

Cash and cash equivalents at beginning of period                238,235        542,858
                                                            -----------    -----------
Cash and cash equivalents at end of period                  $    36,361    $   238,235
                                                            ===========    ===========

Supplemental disclosures of cash flow information
   Income taxes paid                                        $        --    $        --
                                                            ===========    ===========
   Interest paid                                            $    30,628    $    30,410
                                                            ===========    ===========


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                  CONSOLIDATED STATEMENTS STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2005 and 2004

                                      Preferred Series A       Preferred Series B                Common               Paid In
                                      Shares       Stock        Shares       Stock        Shares          Stock       Capital
                                   ------------- ----------- ------------- ---------- ---------------- ------------ ------------
Balances at December 31, 2003                 -  $        -             -  $       -        5,000,000     $ 25,000    $       -

Modification of employee options              -           -             -          -            5,000        5,000            -

Stock options exercised                       -           -             -          -                -      270,060

Net Loss
                                   ------------- ----------- ------------- ---------- ---------------- ------------ ------------

Balances at December 31, 2004                 -           -             -          -        5,005,000      300,060            -

Sale of common stock                          -           -             -          -       24,700,000          247      116,010

Stock based compensation                      -           -             -          -                -            -       92,943

Recapitalization of Diverse
Networks, Inc.                          960,000          10     1,000,000      1,000       19,822,624    (299,812)      298,802

Net Loss
                                   ------------- ----------- ------------- ---------- ---------------- ------------ ------------

Balances at December 31, 2005           960,000  $       10     1,000,000    $ 1,000       49,527,624    $  495        $507,755
                                   ============= =========== ============= ========== ================ ============ ============

                                      Stock             Accumulated
                                   Subscription     Earnings (Deficit)      Totals
                                   -------------  ----------------- ----------------
Balances at December 31, 2003           $     -        $   535,235       $  560,235

Modifications of employee options             -                  -            5,000

Stock options exercised                       -                  -          270,060

Net Loss                                                 (527,134)         (527,134
                                   -------------  ----------------- ----------------

Balances at December 31, 2004                 -              8,101          308,161

Sale of common stock                   (92,400)                  -           23,857

Stock based compensation                      -                  -           92,943

Recapitalization of Diverse
Networks, Inc.                                -                  -                -

Net Loss                                               (1,750,382)      (1,750,382)
                                   -------------  ----------------- ----------------

Balances at December 31, 2005        $ (92,400)      $ (1,742,281)     $(1,325,421)
                                   =============  ================= ================


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Operations

Diverse Networks, Inc. ("DNI") was formed in Texas in 1998 and provides technical, operational, consulting and engineering services to various companies with respect to wired and wireless communication networks. Such services include design engineering, operational analysis, and outsourcing of service management. Jackson Rivers is particularly oriented to services utilizing wireless technologies for data transport.

On December 2, 2005, The Jackson Rivers Company ("Jackson Rivers" or "JRC"), through its wholly-owned subsidiary, JKRC Sub, Inc., a Texas corporation ("JKRC"), acquired Diverse Networks, Inc. Pursuant to the Merger Agreement, each share of DNI common stock was converted into the right to receive either (I) $0.21 in the form of a one-year 8% promissory note, or (ii) one share of a JRC Series B Preferred Stock, at the election of each DNI stockholder. The transaction has been accounted for as a recapitalization effected through a reverse merger, such that DNI will be treated as the "acquiring" company for financial reporting purposes. In addition, we restated prior period (2004) to reflect the recapitalization, by reporting DNI's 2004 results of operations and cash flows as those of JRC.

The consolidated financial statements include the accounts of the JRC and its wholly-owned subsidiaries (collectively, the "Company"). Significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restatements

Restatements of 2005 were made. See Note 3.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposits and highly liquid investments with original maturities of three months or less.

Allowance for Doubtful Accounts

Jackson Rivers analyzes current accounts receivable for collectibility based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. The allowance for doubtful accounts was $3,010 at December 31, 2005.

Revenue Recognition

Jackson Rivers recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

The Company performs projects on both a time and expenses and fixed price basis. For time and expense projects, revenue is recognized when the customer is invoiced for work performed plus any expenses. For fixed price projects, the customer is either invoiced for a fixed monthly amount or at specific billing milestones as defined in the contract and executed by the customer. Any payment delays are investigated to ensure that milestones have been met. If a customer challenges a milestone attainment, the revenue is deferred until all parties agree that such milestone has been achieved.

Consulting and network design work is billed on time and expense as incurred. Construction and operation of large scale wireless networks are billed as a fixed monthly amount and revenue is recognized accordingly, and similarly for change work orders. Losses on projects are recognized when incurred. Also, on a quarterly basis, projects are tested to ensure that revenue recognized reflects actual percentage of completion of the project as of the reporting period.

Concentrations of Credit Risk

Jackson Rivers' cash and cash equivalents are temporarily invested in high quality institutions. At times, such investments may be in excess of FDIC insurance limits. Financial instruments that potentially subject Jackson Rivers to credit risk also include trade accounts receivable.

Property and Equipment

Property and equipment are stated at acquisition cost and are depreciated on a straight-line basis over their useful lives as follows:

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


                Assets                          Life (Years)
                ------                          ------------
         Computer and Equipment                       3            $462,360
         Furniture and Fixtures                     5-7             227,237
         Leasehold Improvements                      10             259,835

         Less:  Accumulated depreciation                           (723,947)
                                                                  ---------
         Property and equipment, net                              $ 225,485
                                                                  =========

Depreciation expense for 2005 and 2004 was $143,407 and $155,760, respectively.

Software

Software is stated at acquisition cost and amortized on a straight-line basis over their useful lives as follows:

                Assets                            Life (Years)
                ------                            ------------
         Software                                      3           $158,343
         Less:  Accumulated amortization                           (132,433)
                                                                   --------
         Software, net                                             $ 25,910
                                                                   ========

Amortization expense for 2005 and 2004 was $27,612 and $33,551, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Income (Loss) Per Share

Basic and diluted income (loss) per share equals net income (loss) divided by weighted average shares outstanding during the period. Diluted income (loss) per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no dilutive common stock equivalents during 2005 and 2004.

Stock Options

Jackson Rivers accounts for employee stock options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations (APB
25). In accordance with APB 25, compensation cost for stock options is recognized in income based on the excess, if any, of the market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of Jackson Rivers' common stock at the date of grant, thereby resulting in no recognition of compensation expense by Jackson Rivers.

The following table illustrates the effect on net loss and earnings per share if Jackson Rivers had applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005

                                                      2005           2004
                                                   -----------    -----------

Net loss, as reported                              $(1,750,382)   $  (527,133)

Deduct: Total stock-based employee/director
   compensation expense under the fair value
   based method for all awards, net of related
   tax effects                                         (30,079)       (56,813)
                                                   -----------    -----------

Pro forma net loss                                 $(1,780,461)   $  (583,926)
                                                   ===========    ===========

  Loss per share basic and diluted - as reported   $     (0.53)           N/A
  Loss per share basic and diluted - pro forma     $     (0.54)           N/A

Shares used in basic and diluted loss per share      3,278,100            N/A

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (SFAS 123R). This statement replaces SFAS 123, supersedes APB 25, and amends SFAS 95, Statement of Cash Flows. SFAS 123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of SFAS 123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R is effective for Jackson Rivers on January 1, 2006. Jackson Rivers is currently evaluating the effect that SFAS 123R will have on its financial position and results of operations.

2.    GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the year ended December 31, 2005 and 2004, Jackson Rivers has incurred a loss of $1,500,392 and $527,133, respectively. In addition, Jackson Rivers' current liabilities exceeded its current assets by $1,322,051 as of December 31, 2005. These factors among others may indicate that Jackson Rivers will be unable to continue as a going concern for a reasonable period of time. The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates Jackson Rivers will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should Jackson Rivers be unable to continue as a going concern.

In order to improve Jackson Rivers' liquidity, Jackson Rivers is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance Jackson Rivers will be successful in its effort to secure additional equity financing.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

3.    RESTATEMENT

The accompanying financial statments as of and for the year ended December 31, 2005 have been restated to reflect a $250,000 placement fee payable to a third party in connection with the reverse merger of Diverse Networks, Inc. in December 2005. The fee was recorded to recapitalization expense in the statements of operations for the year ended December 31, 2005. We did not previously account for this fee. The fee had the impact of increasing loss from operations, net loss, current liabilities and accumulated deficit by $250,000.

4.    ACQUISITION OF DIVERSE NETWORKS, INC.

On December 2, 2005, The Jackson Rivers Company, through its wholly-owned subsidiary, JKRC Sub, Inc., a Texas corporation, acquired DNI. Pursuant to the Merger Agreement, each share of DNI common stock was converted into the right to receive either (I) $0.21 in the form of a one-year 8% promissory note, or (ii) one share of a JRC Series B Preferred Stock, at the election of each DNI stockholder. The transaction has been accounted for as a recapitalization effected through a reverse merger, such that DNI will be treated as the "acquiring" company for financial reporting purposes.

Each share of Series B stock will initially be convertible, starting December 1, 2007, into that number of JRC common stock obtained by multiplying the number of shares to be converted by a fraction, the numerator of which is .5942795 and the denominator equal to the "market price" of JRC common stock at the time of conversion. The conversion rate is subject to adjustment.

JRC issued approximately $862,000 in promissory notes and 1 million shares of Series B Preferred Stock to DNI stockholders. In addition, JRC assumed $228,000 of outstanding DNI debt in connection with the transaction.

Jackson Rivers expensed $401,727 of net liabilities assumed upon the recapitalization and recorded the amount to recapitalization expense on the statement of operations.

5.    LEASE COMMITMENTS

Jackson Rivers leases office space under an operating lease that expires May 2010. Rent expense totaled $176,501 and $337,295 for 2005 and 2004, respectively.

Jackson Rivers leases certain equipment under capital leases. The following is a schedule by years of future minimum lease payments as of December 31, 2005

           Years ending December 31,

                            2006                                   10,911
                            2007                                    4,845
                                                                  -------
           Total minimum lease payments                            15,756
           Less amount representing interest                          704
                                                                  -------
                                                                   15,052
           Less current installments of obligations
              under capital leases                                 10,287
                                                                  -------
           Long-term obligation under capital leases,
              with interest rate of 9.7%                          $ 4,765
                                                                  =======

Obligations under capital leases are collateralized by leased equipment.

Future minimum payments under capital and operating leases as of December 31, 2005 are as follows:

                           2006                                  $  262,512
                           2007                                     262,512
                           2008                                     262,512
                           2009                                     262,512
                           2010                                     109,338
                                                                -----------

                                                                $ 1,159,386
                                                                ===========

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


6.    EMPLOYEE RETIREMENT PLAN

Jackson Rivers maintains a plan under which eligible employees may elect to defer a portion of their annual compensation, up to a maximum of 50%, not to exceed $16,000 for the year 2004 or later years as adjusted for cost of living increases, pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate. Jackson Rivers matches contributions on a discretionary basis as determined by the board of directors. Employees are 100% vested in their portion of Jackson Rivers' contributions, if any. Jackson Rivers contribution and expenses to the plan for the year ended December 31, 2005 was $32,462.

7.    NOTES PAYABLE

During the year ended December 31, 2005, Jackson Rivers borrowed $45,000 from a vendor. The note is payable in twelve monthly installments and is due in full September 2006. No interest is due.

During the year ended December 31, 2005, Jackson Rivers entered into an agreement with a third party vendor to settle claims and amounts owing to the vendor. Under the terms of the agreement, Jackson Rivers agreed to pay $15,000 in cash and issue a demand promissory note for $30,000, in satisfaction of amounts due, bearing interest at 6% per annum. The note is payable in six monthly installments and is due in full January 2006. The current balance of the note is $10,000. The note was paid in full subsequent to year end.

During the year ended December 31, 2005, Jackson Rivers borrowed $85,000 from an officer. The note is payable with accrued interest at 8% on or before July 13, 2006.

Pursuant to the acquisition of DNI, Jackson Rivers borrowed $862,000 from 12 individuals in December 2005. The notes bear interest at 8% per annum and are payable in four equal quarterly installments of principal and interest. The notes are due in full December 2006. The current balance of the notes is $862,000.

Shareholder loans are uncollateralized and totaled $217,644 at December 31, 2005, including interest at 10%, due in February 2006. The notes were paid in full subsequent to year end.

8.    INCOME TAXES

Jackson Rivers uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2005 and 2004, Jackson Rivers incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1.5 million at December 31, 2005, and will expire beginning in the year 2025.

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 35% for 2005 and 2004:

                                                     2005          2004
------------------------------------------------   ---------    ---------

Federal income tax benefit at statutory rate       $(595,130)   $(205,464)
------------------------------------------------   ---------    ---------
Non-deductible expense                                    --       96,839
------------------------------------------------   ---------    ---------
Adjustments                                          436,313       48,719
------------------------------------------------   ---------    ---------
          Income tax benefit                       $(158,817)   $ (59,906)
------------------------------------------------   =========    =========
          Effective income tax rate                    9.6 %       10.2 %
------------------------------------------------   =========    =========

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


9.    CAPITAL STOCK

Jackson Rivers has authorized 990,000,000 shares of common stock, with a par value $0.00001 per share. During the period ended December 31, 2005, Jackson Rivers issued 8,100,000 shares of common stock to consultants for services. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of Jackson Rivers' common stock during the period the services were rendered. Jackson Rivers issued 16,600,000 shares of common stock, valued at $143,400, to officers and employees for stock options exercised. Jackson Rivers received $23,847 in connection with common shares issued to employees for common stock subscribed and stock options exercised, net of costs and fees.

Compensation and related transaction costs of $92,943 were charged to operations during 2005.

Jackson Rivers has designated 10,000,000 shares of its preferred stock as the Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into 1,000 shares of Jackson Rivers' common stock. On all matters submitted to a vote of Jackson Rivers' security holders, a holder of the Series A Preferred Stock is entitled to the number of votes equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by 2,000. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the common stock, or any other class of capital stock of Jackson Rivers ranking junior to the Series A Preferred Stock. As of December 31, 2005 Jackson Rivers has 960,000 shares of Series A Preferred Stock issued and outstanding.

Jackson Rivers has designated 10,000,000 shares of its preferred stock as the Series B Preferred Stock. Each share of the Series B Preferred Stock is convertible into shares of Jackson Rivers' common stock at 80 percent of the OTCBB, (or such other exchange or market on which the Common Stock is then listed, if the Common Stock is not listed on the OTCBB) five-day average closing bid price for each share of the common stock for the five days prior to the date of the conversion. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the common stock, or any other class of capital stock of Jackson Rivers ranking junior to the Series B Preferred Stock. On December 31, 2005 the total authorized shares of the Series B Preferred Stock was reduced to 8,413,607 shares. As of December 31, 2005 Jackson Rivers has 1,000,000 shares of Series B preferred stock issued and outstanding.

Jackson Rivers evaluated the application of Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" for the Series A and Series B Preferred Stock. Based on the guidance of SFAS No. 133 and EITF 00-19, Jackson Rivers concluded that these instruments were not required to be accounted for as derivatives.

10.    STOCK OPTIONS

Jackson Rivers has stock option plans, which provide for the granting of qualified and nonqualified options to employees of Jackson Rivers. A maximum of 5,000,000 shares of common stock may be issued under the plans. The option price, number of shares, vesting schedule, holding period or other restrictions and grant dates are determined at the discretion of a committee appointed by Jackson Rivers' board of directors. Options granted under the plans are exercisable for a period not to exceed ten years from the option grant date.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


A summary of option transactions during the year ended December 31, 2005 and 2004, respectively, is shown below:

                                                         2005                                     2004
                                             -------------------------------           -------------------------------
                                               Number       Weighted-Average              Number      Weighted-Average
                                              of Shares      Exercise Price             of Shares      Exercise Price
                                              ---------      --------------             ---------      --------------
       Outstanding at January 1                3,885,552             0.3118            4,174,457             0.3185
       Granted                                   120,000             0.2000               14,000             1.0000
       Exercised                                       -                  -               (5,000)            0.5000
       Canceled                                 (288,148)            0.4484             (297,905)            0.4547
                                               ---------                               ---------

       Outstanding at December 31              3,717,404             0.2976            3,885,552             0.3118
                                               =========                               =========

       Exercisable at
           December 31                         3,490,696                               3,615,751
                                               =========                               =========

A summary of options outstanding as of December 31, 2005 is shown below:

                                                             Weighted-Average
        Exercise             Number of Shares           Remaining Contractual Life           Number of Shares
          Price                 Outstanding                 of Shares Outstanding               Exercisable
         ------                 -----------                 ---------------------               -----------
         $ 0.01                    1,980,811                       3.4 years                       1,980,811
         $ 0.20                      120,000                       9.5 years                               -
         $ 0.50                    1,108,289                       5.0 years                       1,013,785
         $ 1.00                      508,304                       5.4 years                         496,100
                                  ----------                                                      ----------
                                   3,717,404                                                       3,490,696
                                   =========                                                       =========

The weighted-average estimated fair value of stock options granted during 2005 and 2004 was $0.20 and $0.20 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model were as follows for stock options granted in 2005 and 2004:

         Risk-free interest rate                             1.66%-3.94%
         Expected life (years)                                       10
         Expected dividends                                        None
         Expected volatility                                        137%

The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options, and Jackson Rivers' options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

The terms of awards issued to employees state that awards are forfeited upon termination of employment with Jackson Rivers. In October 2004, Jackson Rivers modified the terms of certain awards issued to former employee in connection with their termination, such that the awards continue after termination of employment. The awards were fully vested at the time of modification. As a result of this modification, Jackson Rivers recorded expense totaling $270,060 in fiscal 2004, representing the fair value of the options on the date of modification.

                           THE JACKSON RIVERS COMPANY
                        (formerly Diverse Networks, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2005


11.   MAJOR CUSTOMERS

During 2005, Jackson Rivers had two major customers, sales to which represent approximately 89% of Jackson Rivers' revenues. During 2004, Jackson Rivers had 4 major customers, sales to which represent approximately 86% of Jackson Rivers' revenues.

12.   SUBSEQUENT EVENTS

On January 2, 2006, Jackson Rivers issued an unsecured convertible note totaling $250,000 to purchase shares of our common stock (the "Convertible Note"). The Convertible Note has a 1 year term and bears interest at six percent (6%). The Convertible Note is convertible into our common stock pursuant to a "variable conversion price" equal to 80% of market, as defined.

On March 17, 2006 Jackson Rivers sold its wholly-owned subsidiary, JRC Global, Inc. to the former CEO of The Jackson Rivers Company. Jackson Rivers received a note for $1,100 for its one share of JRC Global, Inc. The value of the note approximated the book value of the net assets sold, such that no significant gain/loss was recorded on the sale

On March 31, 2006, Jackson Rivers executed a Securities Purchase Agreement with certain accredited investors pursuant to which they agreed to issue up to $2,000,000 of principal amount of convertible promissory notes in three separate tranches and warrants to purchase shares of our common stock (the "Securities Purchase Agreement"). The tranches of notes are to be issued and sold as follows: (i) $700,000 upon execution and delivery of the Securities Purchase Agreement (issued March 31, 2006); (ii) $600,000 within 5 days of filing of a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants issued pursuant to the Securities Purchase Agreement (the "Registration Statement") and (iii) $700,000 within 5 days of the Registration Statement being declared effective by the SEC The convertible notes have a 3 year term and bear interest at six percent (6%). The notes are convertible into our common stock pursuant to a "variable conversion price" equal to the "Applicable Percentage" multiplied by the "Market Price.' "Applicable Percentage" is initially 50% provided, that, such percentage will be increased to 55% if the Registration Statement is filed on or before April 30, 2006 and further increased to 60% if the Registration Statement is declared effective by the SEC on or before July 29, 2006. "Market Price" means the average of the lowest three trading prices (as defined) for our common stock during the 20 trading day period prior to conversion. Upon an event of default (as defined), the notes are immediately due and payable at an amount equal to the greater of (i) 140% of the then outstanding principal amount of notes plus interest and (ii) the "parity value" defined as (a) the highest number of shares of common stock issuable upon conversion of the notes multiplied by (b) the highest closing price for our common stock during the period beginning on the date of the occurrence of the event of default and ending one day prior to the demand for prepayment due to the event of default. The notes are secured by a first lien on all of our assets, including all of our intellectual property.

Subject to certain terms and conditions set forth therein, the notes are redeemable by us at a rate of between 120% to 140% of the outstanding principal amount of the notes plus interest. In addition, so long as the average daily price of our common stock is below the "initial market price" (as defined) Jackson Rivers may prepay a such monthly portion due on the outstanding notes and the investors agree that no conversions will take place during such month where this option is exercised by us.

The notes were issued with warrants to purchase up to 50,000,000 shares of our common stock at an exercise price of $0.07 per share, subject to adjustment.

In connection with the offer and sale of the notes and the warrants, Jackson Rivers engaged Envision Capital LLC, as a finder for the transaction. Envision will receive a ten percent (10%) cash commission on the sale of the notes and warrants to purchase up to 5,000,000 shares of our common stock on the same terms and conditions as the warrants issued to purchasers under the Securities Purchase Agreement.

PART I. FINANCIAL INFORMATION

                           THE JACKSON RIVERS COMPANY
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                  June 30,    December 31,
                                                                    2006          2005
                                                                -----------   ------------
                                                                 (restated)
                                Assets
Current assets
  Cash and cash equivalents                                     $   145,752    $    36,361
  Accounts receivable, net of allowance                             540,490        272,330
  Inventory                                                              --         19,633
  Prepaid and other assets                                          175,003         32,681
                                                                -----------    -----------
    Total current assets                                            861,245        361,005
Property and equipment                                            1,392,477      1,106,234
Accumulated Depreciation                                         (1,193,884)      (854,839)
                                                                -----------    -----------
                                                                    198,593        251,395
  Customer list, net of amortization                                710,919             --
  Goodwill                                                        1,868,986             --
  Other long term assets                                             28,206             --
                                                                -----------    -----------
    Total assets                                                $ 3,667,949    $   612,400
                                                                ===========    ===========
                  Liabilities and Stockholders' Deficit
Current liabilities
  Accounts payable and accrued expenses                         $   920,811    $   703,125
  Curent derivative liability                                       350,488             --
  Note payable - short term                                         745,322             --
  Line of credit                                                    430,000             --
  Capital lease - current portion                                     8,350         10,287
  Other current liabilities                                          38,225             --
                                                                -----------    -----------
    Total current liabilities                                     2,493,196        713,412
Derivative liability                                              1,300,436             --
Note payable - related parties                                       78,803        302,644
Note payable - long term                                                 --        917,000
Capital lease - net of current portion                                  586          4,765
                                                                -----------    -----------
    Total Liabilities                                             3,873,021      1,937,821
Stockholders' deficit
Series A preferred stock, par value $.001 per share,
  10,000,000 shares authorized; 960,000 shares issued and
  outstanding at June 30, 2006 and December 31, 2005,
  respectively                                                           10             10
Series B preferred stock, par value $.001 per share,
  10,000,000 shares authorized; 8,413,607 issued and
  outstanding at June 30, 2006                                        1,000          1,000
Series C preferred stock, par value $1.00 2,200,000 shares
  authorized, issued and outstanding as of completion of the
  merger                                                          2,200,000             --
Common stock, par value $.00001 per share, 990,000,000 shares authorized, 151,158,574 issued and outstanding at June 30,
  2006                                                                1,511            495
Additional paid-in capital                                        1,038,696        507,755
Stock subscription receivable                                            --        (92,400)
Accumulated deficit                                              (3,369,825)    (1,742,281)
Comprehensive Income - translation of non-dollar currency
  financials of Branch
                                                                    (76,464)            --
                                                                -----------    -----------
    Total stockholders' deficit                                    (205,072)    (1,325,421)
                                                                -----------    -----------
    Total liabilities and stockholders' deficit                 $ 3,667,949    $   612,400
                                                                ===========    ===========

* No common shares were issued to effectuate the reverse acquisition of Diverse Networks, Inc., or the acquisition of UTSI. Only preferred shares were issued.

          See accompanying notes to consolidated financial statements

                           THE JACKSON RIVERS COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

                                           For the three months         For the six months
                                               ended June 30,              ended June 30,
                                        -------------------------   -------------------------
                                            2006          2005          2006         2005
                                        ------------   ----------   -----------   -----------
Revenues                                $    757,836   $   33,303   $ 1,226,550   $    41,210
Cost of goods sold                           533,420        9,267       746,508        11,922
                                        ------------   ----------   -----------   -----------
Gross profit                                 224,416       24,036       480,042        29,288
Selling, general & administrative            872,392      293,581     1,693,741     1,515,666
Depreciation and amortization                 71,544          578       107,676         1,156
                                        ------------   ----------   -----------   -----------
  Total operating expenses                   943,936      294,159     1,801,417     1,516,822
                                        ------------   ----------   -----------   -----------
    Loss from operations                    (719,520)    (270,123)   (1,321,375)   (1,487,534)
                                        ------------   ----------   -----------   -----------
Other income (expense)
  Interest expense, net                     (237,811)           1      (200,255)           10
  Gain/(loss) on derivative liability        130,794           --            --            --
  Other income (expense)                     (43,537)          --       (95,553)           --
                                        ------------   ----------   -----------   -----------
  Total other income (expense)              (150,554)           1      (295,808)           10
                                        ------------   ----------   -----------   -----------
    Net loss                            $   (870,074)  $ (270,122)  $(1,617,183)  $(1,487,524)
                                        ============   ==========   ===========   ===========
Loss per share, basic and diluted       $      (0.01)  $    (0.06)  $     (0.02)  $     (0.60)
Weighted average number of shares
  outstanding basic and diluted          149,414,689    4,655,116    92,041,137     2,481,402

          See accompanying notes to consolidated financial statements

                           THE JACKSON RIVERS COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                          For the six months
                                                                           ended June 30,
                                                                     -------------------------
                                                                         2006         2005
                                                                     -----------   -----------
Cash flows from operating activities
  Net loss                                                          $(1,617,183)   (1,487,524)
Adjustments to reconcile net income to net cash
  provided by operating activities
    Depreciation and amortization                                        107,676         1,156
    Common stock issued for consulting services rendered                 307,351            --
    Common stock issued in exchange for employee services rendered       211,200            --
    Common stock issued from stock subscription receivable                92,400            --
    Accretion of discount on note payable                                100,488            --
Changes in assets and liabilities
  (Increase) decrease:
    Accounts receivable                                                  (67,154)       15,102
    Inventories                                                           19,633       (38,022)
    Other assets                                                        (142,322)       (3,031)
    Cash disbursed in excess of available funds                               --        (9,794)
  Increase (decrease):
    Accounts payable and accrued liabilities                            (172,356)      195,550
    Other liabilities                                                     (6,637)           --
                                                                     -----------   -----------
      Net cash used in operating activities                           (1,166,904)   (1,326,563)
                                                                     -----------   -----------
Cash flows from investing activities
    Purchase of property and equipment                                    (6,730)         (450)
                                                                     -----------   -----------
      Net cash used in investing activities                               (6,730)         (450)
                                                                     -----------   -----------
Cash flows from financing activities
    Proceeds from sale of stock                                            7,055     1,270,745
    Proceeds from notes payable                                        1,088,270            --
    Proceeds from notes payable - related parties                         75,050        52,000
    Payment for capital lease obligations                                 (6,116)
    Cash acquired in acquisition of UTSI                                 195,229            --
                                                                     -----------   -----------
      Net cash provided by financing activities                        1,359,488     1,322,745
                                                                     -----------   -----------
      Net increase (decrease) in cash and cash equivalents               185,855        (4,268)
                                                                     -----------   -----------
Effect of exchange rate on cash and cash equivalents                     (76,464)           --
Cash and cash equivalents - beginning of period                           36,361         5,272
                                                                     -----------   -----------
Cash and cash equivalents - end of period                            $   145,752   $     1,004
                                                                     ===========   ===========
Supplemental disclosures of cash flow information
  Cash paid for income taxes                                         $     1,544   $     4,655
                                                                     ===========   ===========
  Cash paid for interest                                             $    57,605   $    19,361
                                                                     ===========   ===========

          See accompanying notes to consolidated financial statements

                           THE JACKSON RIVERS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements for The Jackson Rivers Company ("Jackson Rivers" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The audited financial statements at December 31, 2005, which are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, should be read in conjunction with these condensed consolidated financial statements.

The accompanying unaudited consolidated financial statements for Jackson Rivers have been restated from those previously reported. The previously reported unaudited consolidated financial statements were prepared based on management's then determination that the fair value of UTSI International Corporation ("UTSI") (see note 2) was more clearly evident and reliably measurable than the fair value of Series C Preferred Stock. The accompanying unaudited consolidated financial statements have been prepared based on management's current determination that the fair value of the Series C Preferred Stock of Jackson Rivers is more clearly evident and reliably measurable than the fair value of UTSI. The effects of the restatement on the unaudited consolidated balance sheet of Jackson Rivers as of June 30, 2006 are as follows:

                          Previously Reported    Restated
                          -------------------   ---------
Goodwill                              659,281   1,868,986
Additional paid-in-capital           (171,009)  1,038,696

2. ACQUISITION OF UTSI INTERNATIONAL CORPORATION

On May 5, 2006, the company through its wholly-owned subsidiary, JKRI Acquisition Corp., a Texas corporation ("JKRI"), consummated its acquisition of UTSI, a Texas corporation, pursuant to that certain Agreement and Plan of Merger, dated May 5, 2006, by and among JRC, JKRI, UTSI, and each of the stockholders of UTSI (the "Merger Agreement"). Pursuant to the Merger Agreement, UTSI merged with and into JKRI, with JKRI as the surviving corporation, and each share of UTSI common stock outstanding at the effective time of the merger was converted into the right to receive 1.4380297 share of a JRC Series C Preferred Stock (i.e., the 1,529,871 shares of common stock of UTSI outstanding are convertible into an aggregate of 2,200,000 shares of Series C Preferred Stock of
JRC).

Each share of Series C Preferred Stock will initially be convertible, starting after May 5, 2008, into that number of shares of The Jackson Rivers Company common stock obtained by multiplying the number of shares to be converted by a fraction, the numerator of which is $1.00 and the denominator equal to the "market price" of The Jackson Rivers Company common stock at the time of conversion subject to adjustment.

The Balance Sheet as of December 31, 2005, and the Statement of Operations for the three and six months ending June 30, 2006 and 2005 and the Statement of Cash Flows for the six months ending June 30, 2006 and 2005 are presented to include the results of UTSI during those periods.

The following table summarizes the preliminary fair values assigned to the assets and liabilities at the date of acquisition:

Current assets           $  389,884
Property and equipment       23,630
Customer List               735,433
Goodwill                  1,868,986
                         ----------
Total assets              3,017,933
Less:
Total liabilities           817,933
                         ----------
                         $2,200,000
                         ==========

Customer list was valued using the expected discounted cash flow of existing customers discounted by a risk adjusted discount factor of 50%.

Jackson Rivers reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Jackson Rivers assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

The following pro forma information assumes the acquisition of UTSI on January 1, 2006 and January 1, 2005, respectively. The pro forma results are not necessarily indicative of what actually would have occurred had the acquisition been in effect for the period presented.

                           THE JACKSON RIVERS COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                   For the three months           For the six months
                                                      ended June 30,                ended June 30,
                                               ---------------------------   --------------------------
                                                    2006           2005           2006          2005
                                               -------------   -----------   ------------   -----------
Revenues                                       $     883,423   $ 1,315,788   $  1,619,479   $ 2,736,915
Cost of goods sold                                   479,650       410,094        904,834     1,079,806
                                               -------------   -----------   ------------   -----------
Gross profit                                         403,773       905,694        714,645     1,657,109
Selling, general & administrative                  1,143,721       943,519      2,471,674     3,236,042
Depreciation and amortization                         71,544        84,100        113,543       162,991
                                               -------------   -----------   ------------   -----------
  Total operating expenses                         1,215,265     1,027,619      2,585,217     3,399,033
                                               -------------   -----------   ------------   -----------
      Loss from operations                          (811,492)     (121,925)    (1,870,572)   (1,741,924)
                                               -------------   -----------   ------------   -----------
Other income (expense)
  Interest expense, net                             (108,192)      (17,073)      (153,610)      (28,746)
  Gain/(loss) on derivative liability                 71,940            --             --            --
  Other income (expense)                             (41,736)        1,605         (6,238)          624
                                               -------------   -----------   ------------   -----------
  Total other income (expense)                       (77,988)      (15,468)      (159,848)      (28,122)
                                               -------------   -----------   ------------   -----------
    Loss before income taxes                        (889,480)     (137,393)    (2,030,420)   (1,770,046)
                                               -------------   -----------   ------------   -----------
Income tax expense (benefit)                              --        67,701             --       (92,349)
                                               -------------   -----------   ------------   -----------
      Net loss                                 $    (889,480)  $  (205,094)  $ (2,030,420)  $(1,677,697)
                                               =============   ===========   ============   ===========
Earnings (loss) per share, basic and diluted   $       (0.01)  $     (0.04)  $      (0.02)  $     (0.68)
Weighted average number of shares
  outstanding basic and diluted                  149,414,689     4,655,116     92,041,137     2,481,402

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements at June 30, 2006, Jackson Rivers has an accumulated deficit of $3,369,825. In addition, Jackson Rivers' current liabilities exceeded its current assets by $1,631,951 as of June 30, 2006. These factors among others may indicate that Jackson Rivers will be unable to continue as a going concern for a reasonable period of time. The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates Jackson Rivers will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity and debt investment in the Company. The accompanying financial statements do not include any adjustments that might result should Jackson Rivers be unable to continue as a going concern.

In order to improve Jackson Rivers' liquidity, Jackson Rivers is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance Jackson Rivers will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

4. NOTES PAYABLE

On January 2, 2006, Jackson Rivers issued an unsecured convertible note totaling $250,000 to purchase shares of our common stock. The convertible note has a 1 year term and bears interest at six percent (6%). The note is convertible into our common stock pursuant to a "variable conversion price" equaling 80% of market, as defined.

On March 31, 2006, Jackson Rivers executed a Securities Purchase Agreement with certain accredited investors pursuant to which they agreed to issue up to $2,000,000 of principal amount of convertible promissory notes in three separate tranches and warrants to purchase shares of our common stock (the "Securities Purchase Agreement"). The tranches of notes are to be issued and sold as follows: (i) $700,000 upon execution and delivery of the Securities Purchase Agreement (issued March 31, 2006); (ii) $600,000 within 5 days of filing of a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants issued pursuant to the Securities Purchase Agreement (the "Registration Statement") and (iii) $700,000 within 5 days of the Registration Statement being declared effective by the SEC The convertible notes have a 3 year term and bear interest at six percent (6%). At this time, we have received funding from the first and second tranch. The notes are convertible into our common stock pursuant to a "variable conversion price" equal to the "Applicable Percentage" multiplied by the "Market Price.' "Applicable Percentage" is initially 50% provided, that, such percentage will be increased to 55% if the Registration Statement is filed on or before April 30, 2006 and further increased to 60% if the Registration Statement is declared effective by the SEC on or before July 29, 2006. The Registration Statement was filed on time and the "Applicable Percentage" used is 55% in valuing the convertible promissory notes. "Market Price" means the average of the lowest three trading prices (as defined) for our common stock during the 20 trading day period prior to conversion. Upon an event of default (as defined), the notes are immediately due and payable at an amount equal to the greater of (i) 140% of the then outstanding principal amount of notes plus interest and (ii) the "parity value" defined as (a) the highest number of shares of common stock issuable upon conversion of the notes multiplied by (b) the highest closing price for our common stock during the period beginning on the date of the occurrence of the event of default and ending one day prior to the demand for prepayment due to the event of default. The notes are secured by a first lien on all of our assets, including all of our intellectual property.

Subject to certain terms and conditions set forth therein, the notes are redeemable by us at a rate from 120% to 140% of the outstanding principal amount of the notes plus interest. In addition, so long as the average daily price of our common stock is below the "initial market price" (as defined) Jackson Rivers may prepay a monthly portion due on the outstanding notes and the investors agree that no conversions will take place during such month where this option is exercised by us.

The notes were issued with warrants to purchase up to 50,000,000 shares of our common stock at an exercise price of $0.07 per share, subject to adjustment.

In connection with the offer and sale of the notes and the warrants, Jackson Rivers engaged Envision Capital LLC, as a finder for the transaction. Envision will receive a ten percent (10%) cash commission on the sale of the notes and warrants to purchase up to 5,000,000 shares of our common stock on the same terms and conditions as the warrants issued to purchasers under the Securities Purchase Agreement.

Jackson Rivers is accounting for the conversion option in the Convertible Note and the conversion option in the Securities Purchase Agreement and the associated warrants as derivative liabilities in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock ("EITF 00-19") due to the fact that the conversion feature and the warrants both have a variable conversion price.

The fair value of the Convertible Note was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation are: the exercise prices as noted above; the stock price as of June 30, 2006; expected volatility of 109%; risk free interest rate of approximately 5.21%; and a term of one year.

The fair value of the Securities Purchase Agreement was determined utilizing the Black-Scholes stock option valuation model. The significant assumptions used in the valuation are: the exercise prices as noted above; the stock price as of June 30, 2006; expected volatility of 109%; risk free interest rate of approximately 5.13%; and a term of three years.

5. CAPITAL STOCK

During the six months ended June 30, 2006, the Company issued 79,250,000 shares of common stock to consultants for services valued at $307,351. Valuation of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued 20,000,000 shares of common stock, valued at $211,200 to officers and employees for stock options exercised. The Company received $179,520 of proceeds in connection with common shares issued to employees for common stock subscribed and stock options exercised, net of costs and fees.

Jackson Rivers evaluated the application of Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" for the Series A and Series B Preferred Stock to determine if the embedded conversion options should be bifurcated from the host and accounted for separately. Based on the guidance of SFAS No. 133 and EITF 00-19, Jackson Rivers concluded that the embedded conversion options were not required to be accounted for as derivatives because the economic characteristics and risks of the embedded conversion options are clearly and closely related to the economic characteristics and risks of the Series A and Series B preferred stock.

6. STOCK OPTIONS

Jackson Rivers has stock option plans, which provide for the granting of qualified and nonqualified options to employees of Jackson Rivers. A maximum of 5,000,000 shares of common stock may be issued under the plans. The option price, number of shares, vesting schedule, holding period or other restrictions and grant dates are determined at the discretion of a committee appointed by Jackson Rivers' board of directors. Options granted under the plans are exercisable for a period not to exceed ten years from the option grant date.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123R, Share-Based Payment, and related interpretations using the modified-prospective transition method. Under that method, compensation cost recognized in the first half of 2006 includes (a) compensation cost for all share-based payments granted prior to, but not yet vested as of, December 31, 2005 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (b) compensation cost for all share-based payments granted on or subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. Compensation is being recognized on a straight-line basis over the requisite service period for the entire award in accordance with the provisions of SFAS No. 123R. Results for the prior periods have not been restated.

As part of the merger agreement with DNI, all of the options under DNI's 1999 Plan were assumed by Jackson Rivers and converted 1:1 to options for Jackson Rivers' Series B Preferred Stock. DNI's 2000 Plan options that were not forfeited or were "under water" were assumed by Jackson Rivers and converted 1:1 to options for Jackson Rivers' Series B Preferred Stock. As a result, 2,915,383 of DNI options with an average exercise price of $0.1555 and future value of $0.0675 using the risk free rates of 1.66% to 3.94% were converted to the same amount and the same option price at the time of the merger. As of June 30, 2006, no options have been exercised, converted or forfeited, so the number and average price of the options is the same at this time.

As a result of adopting Statement 123(R) on January 1, 2006, the Company's net loss for the quarter ended June 30, 2006 is $4,215 higher, than if it had continued to account for share-based compensation under Opinion 25. Basic and diluted earnings per share for the quarter ended June 30, 2006 would have been $(0.02) and $(0.02), respectively, if the Company had not adopted Statement 123(R), compare to reported basic and diluted earnings per share of $(0.02) and $(0.02), respectively. We recorded share based compensation costs of $2,107 for the second quarter of 2006.

The assumptions used in the Black-Scholes model were as follows for stock options granted in 2005 and 2004:

Risk-free interest rate   1.66%-3.94%
Expected life (years)         10
Expected dividends           None
Expected volatility          137%

There were no nonvested stock options at any point during the year ended December 31, 2005 or the six months ended June 30, 2006.

The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options, and Jackson Rivers' options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

The terms of awards issued to employees state that awards are forfeited upon termination of employment with Jackson Rivers.

Pro Forma Information Under SFAS No.123 for Periods Prior to 2006

The Company accounted for stock options under the intrinsic value method specified in APB 25 and adopted the disclosure-only provisions of SFAS No. 123 for periods prior to the quarter ending March 31, 2006. Accordingly, compensation cost for prior reported periods has been recognized for grants under the stock option plans only when the exercise prices of employee stock options are less than the market prices or fair values of the underlying stock on the date of grant.

The table below illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted in the three and six months ended June 30, 2005.

                                                      Three months ended   Six months ended
                                                         June 30, 2005       June 30, 2005
                                                      ------------------   ----------------
Net loss, as reported                                     $  (270,122)        $(1,487,524)
Deduct: Total stock-based employee/director
  compensation expense under the fair value based
  method for all awards, net of related tax effects            (7,520)            (15,039)
Pro forma net loss                                        $  (277,642)        $(1,502,563)
                                                          ===========         ===========
  Loss per share, pro forma basic and diluted             $     (0.06)        $     (0.61)
                                                          ===========         ===========
Shares used in basic and diluted loss per share             4,655,116           2,481,402
                                                          ===========         ===========

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with our unaudited consolidated financial statements and related notes included in this report. This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this report that are not historic in nature, particularly those that utilize terminology such as "may," "will," "should," "expects," "anticipates," "estimates," "believes," or "plans" or comparable terminology are forward-looking statements based on current expectations and assumptions.

Various risks and uncertainties could cause actual results to differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section "Risk Factors" set forth in this report.

The forward-looking events discussed in this quarterly report, the documents to which is referred to the reader and other statements made from time to time by the company or its representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about the company. For these statements, the company claims the protection of the "bespeaks caution" doctrine. All forward-looking statements in this document are based on information currently available to the company as of the date of this report, and the company assumes no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     UTSI International Corporation
     Houston, TX


We have audited the accompanying balance sheet of UTSI International Corporation as of June 30, 2005 and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of UTSI International Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UTSI International Corporation as of June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that UTSI International Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, UTSI International Corporation has incurred net losses from operations and has a working capital deficit at June 30, 2005, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also discussed in Notes 2 and 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 18, 2006

                         UTSI International Corporation
                                 Balance Sheets
                                  June 30, 2005

                                     Assets

                                                                      2005
                                                                   ---------
Current assets
   Cash and cash equivalents                                       $ 256,297
   Accounts receivable                                               284,366
   Other assets                                                        2,126
   Federal income taxes receivable                                    14,473
                                                                   ---------
              Total current assets                                   557,262

   Property and equipment                                            292,131
   Less accumulated depreciation                                    (260,672)
                                                                   ---------
                                                                      31,459

          Total assets                                             $ 588,721
                                                                   =========

     Liabilities and Stockholders' Deficit

Current liabilities
   Accounts payable                                                $  22,618
   Accrued expenses and other                                        307,850
   Shareholder loans                                                  51,597
   Line of credit                                                    385,000
                                                                   ---------
              Total current liabilities                              767,065


Stockholders' deficit
   Common stock - $.01 par value; 100,000,000 shares authorized;
      1,357,143 shares issued and outstanding                         13,571
   Additional paid-in Capital                                         13,572
   Retained deficit                                                 (190,240)
   Comprehensive Income - Translation
    of non-dollar currency financials                                (15,247)
                                                                   ---------
              Total stockholders' deficit                           (178,344)
                                                                   ---------

              Total liabilities and stockholders' deficit          $ 588,721
                                                                   =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Operations
                   For the Years Ended June 30, 2005 and 2004

                                                         2005          2004
                                                      -----------   -----------

Revenues                                              $ 2,603,947   $ 2,811,183

Cost of Goods Sold                                      1,027,782       851,596
Selling, General & Administrative                       1,693,108     1,698,153
Depreciation and amortization                              19,976        49,873
                                                      -----------   -----------
    Total operating expenses                            2,740,866     2,599,622
                                                      -----------   -----------

             Income (loss) from operations               (136,919)      211,561
                                                      -----------   -----------

Other income (expense)
   Interest income                                          2,773         5,278
   Interest expense                                       (18,882)      (15,063)
   Other income (expense)                                  (2,904)          636
                                                      -----------   -----------
    Total other income (expense)                          (19,013)       (9,149)
                                                      -----------   -----------

             Income (loss) before income taxes           (155,932)      202,412

Income tax expense(recovery)
   Current                                                (14,473)       14,473
   Deferred                                                    --            --
                                                      -----------   -----------
                                                          (14,473)       14,473
                                                      -----------   -----------

             Net income (loss)                        $  (141,459)  $   187,939
                                                      ===========   ===========


Earnings (loss) per share, basic                      $     (0.10)  $      0.14
Earnings (loss) per share, diluted                    $     (0.10)  $      0.12
                                                      ===========   ===========

Weighted average number of shares outstanding basic     1,357,143     1,357,143
Weighted average number of shares outstanding diluted   1,357,143     1,514,421
                                                      ===========   ===========

                 See accompanying notes to financial statements


                         UTSI International Corporation
                            Statements of Cash Flows
                   For the Years Ended June 30, 2005 and 2004

                                                                       2005        2004
                                                                    ---------    ---------
Cash flows from operating activities
   Net income (loss)                                                $(141,459)   $ 187,939
   Adjustments to reconcile net income to net cash
      provided by operating activities
         Depreciation                                                  19,976       49,873
   Changes in assets and liabilities
      (Increase) decrease:
         Accounts receivable                                          117,213     (142,662)
         Inventories                                                       --        2,661
 Other assets                                                          14,506      (12,469)
      Increase (decrease):
         Accounts payable                                             (94,875)     (65,401)
         Federal income taxes payable                                 (28,946)      14,473
         Accrued expenses and other                                  (250,255)     122,041
                                                                    ---------    ---------
             Net cash provided by (used in) operating activities     (363,840)     156,455
                                                                    ---------    ---------

Cash flows from investing activities
   Purchase of property and equipment                                 (22,945)     (13,686)
   Proceeds from sale of property and equipment                        19,134       19,134
                                                                    ---------    ---------
             Net cash used in investing activities                     (3,811)       5,448
                                                                    ---------    ---------

Cash flows from financing activities
   Net borrowings under line of credit agreement                      220,000           --
   Borrowings from shareholders                                        43,516           --
   Payments on borrowings under line of credit agreement                   --     (135,000)
   Payments on shareholder loans                                           --      (54,000)
    Proceeds from sale of treasury stock                                1,786
   Payment on purchase of treasury stock                              (15,357)          --
                                                                    ---------    ---------
             Net cash provided by (used in) financing activities      249,945     (189,000)
                                                                    ---------    ---------

             Net increase (decrease) in cash and cash equivalents    (117,706)     (27,097)

Effect of exchange rate on cash and cash equivalents                   (3,834)      (6,498)

Cash and cash equivalents - beginning of period                       377,837      411,432
                                                                    ---------    ---------

Cash and cash equivalents - end of period                           $ 256,297    $ 377,837
                                                                    =========    =========

Supplemental disclosures of cash flow information
  Cash paid for income taxes                                        $   1,730    $      --
                                                                    =========    =========
  Cash paid for interest                                            $  16,065    $  12,257
                                                                    =========    =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                       Statements of Stockholders' Deficit
                   For the Years Ended June 30, 2005 and 2004

                                                               Additional
                                         Common Stock           Paid-in      Treasury      Retained   Comprehensive
                                     Shares        Amount       Capital        Stock       Earnings       Income        Totals
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------
      Balances June 30, 2003        1,357,143    $   13,571    $   27,143    $       --   $ (236,720)   $   (4,915)   $ (200,921)

      Net income                           --            --            --            --      187,939        (6,498)      181,441
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------

      Balances June 30, 2004        1,357,143        13,571        27,143            --      (48,781)      (11,413)      (19,480)

      Purchase of treasury stock           --            --            --       (15,357)          --            --       (15,357)
      Sale of treasury stock               --            --       (13,571)       15,357           --            --         1,786

      Net loss                             --            --            --            --     (141,459)       (3,834)     (145,293)
                                   ----------    ----------    ----------    ----------   ----------    ----------    ----------

      Balances June 30, 2005        1,357,143    $   13,571    $   13,572    $       --   $ (190,240)   $  (15,247)   $ (178,344)
                                   ==========    ==========    ==========    ==========   ==========    ==========    ==========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                    Notes to the Audited Financial Statements


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Company Operations

      UTSI International Corporation was incorporated in Texas on March 11, 1985. UTSI is based in Houston, Texas and provides technical, operational, consulting and engineering services to various companies. Such services include design engineering, operational analysis, and outsourcing of service management.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Accounting Method

      UTSI's financial statements are prepared using the accrual basis under accounting principles generally accepted in the United States.

      Cash and Cash Equivalents

      Cash and cash equivalents consist primarily of cash on deposits and highly liquid investments with original maturities of three months or less.

      Accounts Receivable

      UTSI analyzes current accounts receivable for collectibility based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. Based on this analysis UTSI has determined that no allowance for doubtful accounts is required.

      Revenue Recognition

      UTSI recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

      Concentrations of Credit Risk

      UTSI's cash and cash equivalents are temporarily invested in high quality institutions. At times, such investments may be in excess of FDIC insurance limits. Financial instruments that potentially subject UTSI to credit risk also include trade accounts receivable.

      Property and Equipment

      Property and equipment are stated at acquisition cost and are depreciated using accelerated methods over useful lives as follows:

                            Assets                           Life (Years)
                            ------                           ------------
                  Computer Equipment                              5
                  Furniture and Fixtures                         5-7


                                                          June 30,     June 30,
     Property and equipment are summarized as follows:      2005         2004
                                                         ---------    ---------
     Computer equipment                                  $ 280,924    $ 359,633
     Furniture and fixtures                                 11,207        8,417
                                                         ---------    ---------
                                                           292,131      368,050
     Less:  Accumulated depreciation                      (260,672)    (320,426)
                                                         ---------    ---------
          Total property and equipment and improvements  $  31,459    $  47,624
                                                         =========    =========

      Depreciation expense was $19,976 and $49,873 for the years ended June 30, 2005 and 2004, respectively.

      The cost and accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in income in the period realized.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Basic and Diluted Income (Loss) Per Share

      Basic and diluted income (loss) per share equals net income (loss) divided by weighted average shares outstanding during the period. Diluted income
      (loss) per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive.

      Stock Options

      In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), no compensation is recorded for stock options or other stock based awards that are granted to employees or non-employee directors with an exercise price equal to or above the common stock price on the grant date.

      UTSI accounts for stock-based compensation utilizing the intrinsic value method prescribed by "APB 25" and related interpretations.

      In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. UTSI adopted SFAS No. 123R as of January 1, 2006. The adoption of this standard had no effect on the financial statements of UTSI.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

2.    GOING CONCERN

      UTSI has incurred losses for several years and currently has a deficiency of working capital due to recurring negative cash flows. The financial statements have been prepared assuming UTSI will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business. Subsequent to March 31, 2006, UTSI merged with Jackson Rivers Company described in Note 12. This is expected to provide funding sources necessary and additional business opportunities.

3.    SPANISH BRANCH

      UTSI has a branch in Madrid, Spain. The engineering services for Spanish projects are predominately performed by personnel in the United States. Historically the projects have not been profitable.

4.    STOCK OPTIONS

      UTSI adopted a Nonqualified Stock Option Plan during fiscal year 1999, which provides options to purchase all of the authorized but unissued common stock of UTSI. The option price is the price determined by the administrator at date of grant. Options are exercisable upon the sale of UTSI to a third party, the initial public offering of UTSI's stock, or upon the death, retirement or permanent disability of the employee holding the options. The options have no expiration date.

      The transactions under the Plan are summarized as follows:

                                               Weighted            Number
                                                Average           of Shares
                                                 Price           Outstanding
                                               ---------         ---------

       Balance as of June 30, 2003             $    0.10           161,128
            Granted                                    -                 -
            Cancelled                          $    0.12            (7,700)
                                               ---------         ---------
       Balance as of June 30, 2004             $    0.10           153,428
            Granted                            $    0.01            55,500
            Cancelled                          $    0.09           (16,600)
                                               ---------         ---------
       Balance as of June 30, 2005             $    0.08           192,328
                                               =========         =========

      Because it is not possible to reasonably estimate the fair value at the grant date, the options have been valued using the intrinsic value. All granted options at price greater than $0.01 were cancelled and reissued at $0.01 on March 31, 2006. As discussed in Note 12, UTSI was merged with a third party subsequent to year end and all options were exercised as of April 7, 2006.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

5.    LEASE COMMITMENTS

      UTSI leases office space under an operating lease that expires January 2009. Rent expense totaled $122,950 and $128,688 for the years ended June 30, 2005 and 2004, respectively.

      Future annual minimum payments under operating leases as of June 30, 2005 are as follows:


                           2005                              $ 73,770
                           2006                               119,910
                           2007                               106,095
                           2008                               106,095
                                                             --------

                                                            $ 405,870

6.    EMPLOYEE RETIREMENT PLAN

      UTSI maintains a plan under which eligible employees may elect to defer a portion of their annual compensation, up to a maximum of 50%, not to exceed $20,000 for the year 2006 or later years as adjusted for cost of living increases, pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate. UTSI has not matched contributions or made discretionary contributions.

7.    SHAREHOLDER LOAN

      Shareholder loans are unsecured, non interest bearing and due in 2006 and 2007.

8.    REVOLVING LINE OF CREDIT

      UTSI has a $500,000 revolving line of credit expiring on July 18, 2006. At June 30, 2005 and 2004, there were $385,000 and $165,000 borrowed against this line, respectively. The line is collateralized by substantially all of UTSI's assets and is guaranteed by an officer of UTSI. Interest varies with the bank's prime rate, which was 6.25% and 4.00% on June 30, 2005 and 2004, respectively, and is payable monthly.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

9.    MAJOR CUSTOMERS

      For the year ended June 30, 2005, UTSI had two major customers, sales to which represent approximately 57% of UTSI's revenues. For the year ended June 30, 2004, UTSI had two major customers, sales to which represent approximately 58% of UTSI's revenues.

10.   INCOME TAXES

      The following table presents the principal reasons for the difference between UTSI's effective tax rates and the United States federal statutory income tax rate of 35% for June 30, 2005 and 2004:
                                                              June 30, June 30,
                                                               2005      2004
                                                             --------  --------
      Federal income tax expense (benefit) at statutory rate $(54,576) $ 70,844
      Non-deductible expense                                    2,404     1,397
      Changes in Deferred Tax Asset Valuation
      Allowance attributable to:
         Use of Loss Carryback (Carryforward)                  36,280   (35,961)
         Other increases and decreases in temporary            30,065   (50,453)
          differences
                                                             --------  --------
               Book tax expense (benefit)                    $ 14.173  $(14,173)
                                                             ========  ========

                Effective income tax rate                         7 %     (7) %

         UTSI has minimal operating loss carry-forwards as of June 30, 2005.

11.   COMMITMENTS AND CONTINGENCIES

      UTSI operates a branch in Spain that leases space on a month to month basis at approximately $1,600. If UTSI were to cancel this lease they would be required to pay cancellation fee of two months rent. In addition, if UTSI were to close the Spanish branch they would be obligated to pay wages to the one employee of the branch in accordance with labor regulations in Spain.

                         UTSI International Corporation
                    Notes to the Audited Financial Statements

12.   SUBSEQUENT EVENT

      On May 5, 2006, UTSI was acquired by the Jackson Rivers Company, a Florida corporation (JKRI), through its wholly-owned subsidiary, JKRI Acquisition Corp., a Texas corporation (JRC), pursuant to a merger agreement. Each share of UTSI's common stock was exchanged for approximately 1.4 shares of JKRI Series C Preferred Stock.

                         UTSI International Corporation
                                 Balance Sheets
                        March 31, 2006 and June 30, 2005
                                   (unaudited)

                                     Assets
                                                          March 31,    June 30,
                                                            2006        2005
                                                         ---------    ---------
      Current assets
         Cash and cash equivalents                       $ 231,536    $ 256,297
         Accounts receivable                               110,889      284,366
         Other assets                                           --        2,126
         Federal income taxes receivable                    29,399       14,473
                                                         ---------    ---------
                Total current assets                       371,824      557,262

         Property and equipment                            282,083      292,131
         Less accumulated depreciation                    (268,521)    (260,672)
                                                         ---------    ---------
                                                            13,562       31,459

                Total assets                             $ 385,386    $ 588,721
                                                         =========    =========

         Liabilities and Stockholders' Deficit

      Current liabilities
         Accounts payable                                $  63,362    $  22,618
         Accrued expenses and other                        309,882      307,850
         Shareholder loans                                  51,597       51,597
          Line of credit                                   270,000      385,000
                                                         ---------    ---------
                Total current liabilities                  694,841      767,065


      Stockholders' deficit
         Common stock - $.01 par value; 100,000,000
            shares authorized; 1,357,143 shares
            issued and outstanding                          13,571       13,571
         Additional paid-in Capital                         13,572       13,572
         Retained deficit                                 (321,463)    (190,240)
      Comprehensive Income - Translation
      of non-dollar currency financials                    (15,135)     (15,247)
                                                         ---------    ---------
                Total stockholders' deficit               (309,455)    (178,344)
                                                         ---------    ---------

                Total liabilities and
                 stockholders' deficit                   $ 385,386    $ 588,721
                                                         =========    =========

                 See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Operations
           For the Three and Nine Months Ended March 31, 2006 and 2005
                                   (unaudited)

                                                             Three Months   Three Months   Nine Months    Nine Months
                                                                 Ended          Ended         Ended          Ended
                                                                March 31,      March 31,     March 31,      March 31,
                                                                  2006           2005          2006           2005
                                                              -----------    -----------    -----------    -----------
      Revenues                                                $   270,860    $   631,007    $ 1,352,915    $ 1,942,606

      Cost of Goods Sold                                          138,717        264,131        623,777        869,596
      Selling, General & Administrative                           344,898        555,130        846,733      1,274,703
      Depreciation and amortization                                 2,167          3,712          7,836         11,005
                                                              -----------    -----------    -----------    -----------
          Total operating expenses                                485,782        822,973      1,478,346      2,155,304

                Income (loss) from operations                    (214,922)      (191,966)      (125,431)      (212,698)

      Other income (expense)
         Interest income                                               62            628            827          1,761
         Interest expense                                          (4,415)        (4,277)       (19,633)       (10,922)
         Other income (expense)                                      (104)          (476)          (412)        (3,539)
                                                              -----------    -----------    -----------    -----------
          Total other income (expense)                             (4,457)        (4,125)       (19,218)       (12,700)
                                                              -----------    -----------    -----------    -----------

                Income (loss) before income taxes                (219,379)      (196,091)      (144,649)      (225,398)

      Income tax expense
         Current                                                  (20,362)       (18,201)       (13,426)       (20,921)
         Deferred                                                      --             --             --             --
                                                              -----------    -----------    -----------    -----------
                                                                  (20,362)       (18,201)       (13,426)       (20,921)
                                                              -----------    -----------    -----------    -----------

                Net income (loss)                             $  (199,017)   $  (177,890)   $  (131,223)   $  (204,477)
                                                              ===========    ===========    ===========    ===========


      Earnings (loss) per share, basic                        $     (0.15)   $     (0.13)   $     (0.10)   $     (0.15)
      Earnings (loss) per share, diluted                      $     (0.15)   $     (0.13)   $     (0.10)   $     (0.15)
                                                              ===========    ===========    ===========    ===========

      Weighted average number of shares outstanding basic       1,357,143      1,357,143      1,357,143      1,357,143
      Weighted average number of shares outstanding diluted     1,357,143      1,357,143      1,357,143      1,357,143
                                                              ===========    ===========    ===========    ===========

                    See accompanying notes to financial statements

                         UTSI International Corporation
                            Statements of Cash Flows
                For the Nine Months Ended March 31, 2006 and 2005
                                   (unaudited)

                                                                                  Nine        Nine
                                                                                 Months       Months
                                                                                 Ended        Ended
                                                                                March 31,    March 31,
                                                                                  2006         2005
                                                                                ---------    ---------
      Cash flows from operating activities
         Net income (loss)                                                      $(131,223)   $(204,477)
         Adjustments to reconcile net income to net cash
            provided by operating activities
               Depreciation                                                         7,836       11,005
         Changes in assets and liabilities
            (Increase) decrease:
               Accounts receivable                                                173,477        3,975
      Other assets                                                                  2,126       12,874
            Increase (decrease):
               Accounts payable                                                    40,744       14,539
               Federal income taxes payable, net                                  (14,926)     (20,921)
               Accrued expenses and other                                           2,032      (77,831)
                                                                                ---------    ---------
                Net cash provided by (used in) operating activities                80,066     (260,836)
                                                                                ---------    ---------

      Cash flows from investing activities
         Purchase of property and equipment                                            --       (4,962)
         Sale of property and equipment                                            10,061           --
                                                                                ---------    ---------
                Net cash used in investing activities                              10,061       (4,962)
                                                                                ---------    ---------

      Cash flows from financing activities
         Net borrowings under line of credit agreement                                 --      155,000
         Borrowings from shareholders                                                  --       41,419
         Payments on borrowings under line of credit agreement                   (115,000)
         Proceeds from sale of treasury stock                                          --        1,786
         Payment on purchase of treasury stock                                         --      (15,357)
                Net cash provided by (used in) financing activities              (115,000)     182,848
                                                                                ---------    ---------

                Net increase (decrease) in cash and cash equivalents              (24,873)     (82,950)

      Effect of exchange rate on cash and cash equivalents                            112       (4,520)


      Cash and cash equivalents - beginning of period                             256,297      377,837
                                                                                ---------    ---------

      Cash and cash equivalents - end of period                                 $ 231,536    $ 290,367
                                                                                =========    =========

      Supplemental disclosures of cash flow information
        Cash paid for income taxes                                              $      --    $   1,500
                                                                                =========    =========
        Cash paid for interest                                                  $  19,633    $  10,922
                                                                                =========    =========


                    See accompanying notes to financial statements

                         UTSI International Corporation
                    Notes to the Interim Financial Statements

1.    BASIS OF PRESENTATION

      The accompanying unaudited interim financial statements of UTSI International Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal June 30, 2005 filed on Form 8-K/A have been omitted.

2     STOCK OPTIONS

      In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), no compensation is recorded for stock options or other stock based awards that are granted to employees or non-employee directors with an exercise price equal to or above the common stock price on the grant date.

      UTSI accounts for stock-based compensation utilizing the intrinsic value method prescribed by "APB 25" and related interpretations. The following pro forma information, as required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), as amended by Financial Accounting Standards No. 148 (SFAS 148), presents net income and earnings per share information as if the stock options or other stock-based awards issued since September 30, 1997 were accounted for using the fair value method.

      UTSI adopted a Nonqualified Stock Option Plan during fiscal year 1999, which provides options to purchase all of the authorized but unissued common stock of UTSI. The option price is the price determined by the administrator at date of grant. Options are exercisable upon the sale of UTSI to a third party, the initial public offering of UTSI's stock, or upon the death, retirement or permanent disability of the employee holding the options. The options have no expiration date.

                         UTSI International Corporation
                    Notes to the Interim Financial Statements

      The transactions under the Plan are summarized as follows:

                                                  Weighted          Number
                                                  Average         of Shares
                                                   Price         Outstanding
                                                -----------       ----------

         Balance as of June 30, 2003                 $ 0.10          161,128
              Granted                                     -                -
              Cancelled                              $ 0.12           (7,700)
                                                -----------       ----------
         Balance as of June 30, 2004                 $ 0.10          153,428
              Granted                                $ 0.01           55,500
              Cancelled                              $ 0.09          (16,600)
                                                -----------       ----------
         Balance as of June 30, 2005                 $ 0.08          192,328
              Granted                                $ 0.01          127,228
              Cancelled                              $ 0.10         (146,828)
                                                -----------       ----------
         Balance as of March 31, 2006                $ 0.01          172,728

      Because it is not possible to reasonably estimate fair value at the grant date the options have been valued using the intrinsic value. All granted options at price greater than $0.01 were cancelled and reissued at $0.01 on March 15, 2006. As discussed in Note 12, UTSI was merged with a third party subsequent to year end and all options were exercised as of April 7, 2006.

3.    GOING CONCERN

      UTSI has incurred losses for several years and currently has a deficiency of working capital due to negative cash flows. The financial statements have been prepared assuming UTSI will continue as a going concern, realizing assets and liquidating liabilities in the ordinary course of business. Subsequent to March 31, 2006, UTSI merged with Jackson Rivers Company. This is expected to provide funding sources necessary and additional business opportunities

4.    SUBSEQUENT EVENT

      On May 5, 2006, UTSI was acquired by the Jackson Rivers Company, a Florida corporation (JKRI), through its wholly-owned subsidiary, JKRI Acquisition Corp., a Texas corporation (JRC), pursuant to a merger agreement. Each share of UTSI's common stock was exchanged for approximately 1.4 shares of JKRI Series C Preferred Stock.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 5, 2006, Jackson Rivers Company acquired UTSI International Corporation by issuing 2,200,000 JKRI Series C Convertible Preferred Stock, convertible for approximately .695 shares of UTSI. For accounting purposes, the acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values based upon estimates as of March 31, 2006.

The following unaudited proforma statements of operations for the three months ended March 31, 2006 and for the year ended December 31, 2005, assume the acquisition of UTSI International Corporation had occurred on January 1, 2005, and include the historical audited statements of operations for the Registrant for the year ended December 31, 2005 and the historical unaudited financial statements of operations for the Registrant for the three months ended March 31, 2006, adjusted for the pro forma effects of the acquisition.

UTSI's unaudited proforma statement of operations for the year ended December 31, 2005 was calculated by adding the audited statement of operations for the year ended June 30, 2005 to the six months operations ended December 31, 2005 and subtracting the six month operations ended December 31, 2004. The six month operations ended December 31, 2005 were determined by subtracting the operations for the three months from the operations for the nine months ended March 31, 2006. The six month operations ended December 31, 2004 were determined by subtracting the operations for the three months from the operations for the nine months ended March 31, 2005.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at either period. The pro forma financial statements should be read in conjunction with the notes thereto and each Company's financial statements and related notes thereto contained herein and in Jackson Rivers Inc's 10-KSB/A and 10-QSB filed with the SEC on May 26, 2006, and May 23, 2006, respectively.

The following unaudited pro forma consolidated balance sheet and statements of operations should be read in connection with the "Notes To Pro Forma Consolidated Financial Statements" presented below and the historical financial statements included elsewhere or incorporated by reference.

                           The Jackson Rivers Company
                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 2006


                                                           Jackson Rivers      UTSI          Pro Forma
                                                             Company        Int'l Corp      Adjustments        Pro Forma
                                                          --------------   -------------   --------------    -------------
 Current assets
 Cash and cash equivalents                                    $ 683,695       $ 231,536                         $ 915,231
 Accounts receivable, net                                       360,313         110,889                           471,202
 Inventory                                                       18,333               -                            18,333
 Federal income taxes receivable                                                 29,399                            29,399
 Prepaid expenses and Other Assets                               31,352               -                            31,352
                                                          --------------   -------------   --------------    -------------

 Total current assets                                         1,093,693         371,824                -        1,465,517

 Property and equipment, net                                    192,531          13,562                           206,093
 Software, net                                                   19,700                                            19,700
 Goodwill                                                                                      2,494,320        2,494,320
 Other Assets                                                    28,207                                            28,207
                                                          --------------   -------------   --------------    -------------

 Total assets                                               $ 1,334,131       $ 385,386      $ 2,494,320      $ 4,213,837
                                                          ==============   =============   ==============    =============

 Current liabilities
 Accounts payable and accrued expenses                        $ 490,269       $ 373,244                         $ 863,513
 Note Payable - Short Term                                    1,146,957         270,000                         1,416,957
 Note Payable - Related Parties                                 309,544          51,597                           361,141
 Derivative Liability                                           981,495                                           981,495
 Capital lease ? current portion                                  9,916                                             9,916
                                                          --------------   -------------   --------------    -------------

 Total current liabilities                                    2,938,181         694,841                -        3,633,022

 Capital lease - net of current portion                           2,232               -                             2,232
                                                          --------------   -------------   --------------    -------------

 Total Liabilities                                            2,940,413         694,841                -        3,635,254

 Stockholders' equity
 Preferred stock, par value $.00001 per share, 1,000,000,000 shares authorized


Series A preferred stock,
 par value $.001 per share,
 10,000,000 shares authorized;
 960,000 shares issued and
 outstanding at March 31, 2006
 and December 31, 2005, respectively                                 10                                                10

Series B preferred stock,
 par value $.001 per share,
 10,000,000 shares authorized;
 8,413,607 issued and
 outstanding at March 31, 2006                                    1,000                                             1,000

Series C convertible preferred stock,
 par value $1.00 2,200,000
 shares authorized, issued
 and outstanding as of
 completion of the merger                                                                      2,200,000        2,200,000

Common stock, par value
 $.00001 per share, 990,000,000
 shares authorized, 147,777,624
 and 49,527,624 shares issued and
 outstanding at March 31, 2006                                    1,387                                             1,387

UTSI Common stock, par value
 $.01 per share, 100,000,000 shares
 authorized, 1,357,143 shares
 issued and outstanding at March 31, 2006                                         13,571         (13,571)


 Additional paid-in capital                                     880,710           13,572         (13,572)         880,710

 Accumulated Deficit                                         (2,489,389)       (321,463)         321,463       (2,489,389)

 Comprehensive Income - Translation of                                          (15,135)                          (15,135)
    non-dollar currency financials of Branch
                                                          --------------   -------------   --------------    -------------

 Total stockholders' equity                                  (1,606,282)       (309,455)       2,494,320          578,583
                                                          --------------   -------------   --------------    -------------

 Total liabilities and stockholders' equity                 $ 1,334,131       $ 385,386      $ 2,494,320      $ 4,213,837
                                                          ==============   =============   ==============    =============

                           The Jackson Rivers Company
            Unaudited Pro Forma Consolidated Statement of Operations
                        Three Months ended March 31, 2006


                                           Jackson Rivers      UTSI            Pro Forma
                                              Company        Int'l Corp       Adjustments     Pro Forma
                                           --------------  --------------   --------------   --------------
 Revenue                                   $     468,714   $     270,860                     $   $ 739,574
 Cost of Goods Sold                              213,088         138,717                           351,805
                                           --------------  --------------   --------------   --------------
                           Gross Profit          255,626         132,143                -          387,769

 Sales, general and administrative expenses      821,349         344,898                         1,166,247
 Depreciation and amorization                     36,132           2,167                            38,299
                                           --------------  --------------   --------------   --------------
               Total Operating Expenses          857,481         347,065                -        1,204,546

                                           --------------  --------------   --------------   --------------
 Net Operating income(loss)                     (601,855)       (214,922)               -         (816,777)
                                           --------------  --------------   --------------   --------------

 Other income(expenses)
 Loss on derivative liability                   (130,794)                                         (130,794)
 Interest, net                                   (52,016)         (4,353)                          (56,369)
 Other income(expenses)                           37,556            (104)                           37,452
                                           --------------  --------------   --------------   --------------
           Total other income(expenses)         (145,254)         (4,457)               -         (149,711)

                                           --------------  --------------   --------------   --------------
             Net Income(loss) before
              income taxes                       (747,109)       (219,379)               -         (966,488)
                                           --------------  --------------   --------------   --------------

 Income tax expense(benefit)                                      (20,362)                          (20,362)
                                           --------------  --------------   --------------   --------------
                       Net Income(loss)    $     (747,109) $     (199,017)  $            -   $     (946,126)
                                           ==============  ==============   ==============   ==============

 Weighted average number
  of shares, basic and diluted                                                                  118,499,847

 Earnings per share,
  basic and diluted                                                                                 $ (0.01)


                           THE JACKSON RIVERS COMPANY
             Unaudited Pro Form Consolidated Statement of Operations
                         Six Months Ended June 30, 2006

                                                                Jackson Rivers                     Pro Forma
                                                                    Company     UTSI Int'l Corp    Adjustments    Pro Forma
                                                                  ------------    ------------    ------------   ------------


Revenues                                                          $  1,348,619    $    270,860    $         --   $  1,619,479
Cost of goods sold                                                     766,117         138,717              --        904,834
                                                                  ------------    ------------    ------------   ------------
Gross profit                                                           582,502         132,143              --        714,645

Selling, general & administrative                                    2,126,776         344,898              --      2,471,674
Depreciation and amortization                                          111,376           2,167              --        113,543
                                                                  ------------    ------------    ------------   ------------
    Total operating expenses                                         2,238,152         347,065              --      2,585,217

                                                                  ------------    ------------    ------------   ------------
                         Loss from operations                       (1,655,650)       (214,922)             --     (1,870,572)
                                                                  ------------    ------------    ------------   ------------

Other income (expense)
   Interest expense, net                                              (149,257)         (4,353)             --       (153,610)
   Gain/(loss) on derivative liability                                      --              --              --             --
   Other income (expense)                                              (26,496)         20,258              --         (6,238)
                                                                  ------------    ------------    ------------   ------------
    Total other income (expense)                                      (175,753)         15,905              --       (159,848)
                                                                  ------------    ------------    ------------   ------------

                                                                  ------------    ------------    ------------   ------------
                                     Net loss                     $ (1,831,403)   $   (199,017)   $         --   $ (2,030,420)
                                                                  ============    ============    ============   ============


Earnings (loss) per share, basic and diluted                                                                     $      (0.02)

Weighted average number of shares outstanding basic and diluted                                                    92,041,137

                           The Jackson Rivers Company
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 31, 2005


                                            Jackson Rivers       UTSI          Pro Forma
                                              Company         Int'l Corp        Adjustments     Pro Forma
                                           --------------   --------------   --------------   --------------
 Revenue                                     $ 2,193,685      $ 2,374,403                       $ 4,568,088
 Cost of Goods Sold                            1,026,414          907,377                         1,933,791
                                           --------------   --------------   --------------   --------------
                           Gross Profit        1,167,271        1,467,026                -        2,634,297

 Sales, general and administrative expenses    1,363,490        1,475,370                         2,838,860
 Recapitalization expense                      1,513,727                                          1,513,727
 Depreciation and amorization                    171,019           18,352                           189,371
                                           --------------   --------------   --------------   --------------
               Total Operating Expenses        3,048,236        1,493,722                -        4,541,958
                                           --------------   --------------   --------------   --------------
 Net Operating income(loss)                   (1,880,965)         (26,696)               -       (1,907,661)
                                           --------------   --------------   --------------   --------------

 Other income(expenses)
 Interest, net                                   (30,365)         (25,050)                          (55,415)
 Other income(expenses)                            2,131             (149)                            1,982
                                           --------------   --------------   --------------   --------------
           Total other income(expenses)          (28,234)         (25,199)               -          (53,433)
                                           --------------   --------------   --------------   --------------
            Net Income(loss)before taxes      (1,909,199)         (51,895)               -       (1,961,094)
                                           --------------   --------------   --------------   --------------

 Income tax expense(benefit)                    (158,817)          (4,817)                         (163,634)
                                           --------------   --------------   --------------   --------------
            Net Income(loss)               $  (1,750,382)   $     (47,078)   $           -    $  (1,797,460)
                                           ==============   ==============   ==============   ==============

 Weighted average number of shares, basic and diluted                                             3,278,100

 Earnings per share, basic and diluted                                                              $ (0.55)

The pro forma adjustments are as follows:
(1) To reflect the fair value of the assets acquired.
(2) To reflect the increase in goodwill related to the acquisition of UTSI (3) To reflect the purchase price paid for the acquisition of UTSI. (4) To eliminate historical stockholders' equity in UTSI.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                             3
Risk Factors                                                                   5
Use of Proceeds                                                                9
Market for Common Equity and Related Stockholder Matters                       9
Plan of Distribution                                                          11
Management's Discussion and Analysis Or Plan of Operation                     13
Business                                                                      17
Management                                                                    22
Certain Relationships and Related Transactions                                24
Principal Stockholders and Beneficial Ownership of Management                 26
Selling Security Holders                                                      27
Description of Securities                                                     29
Legal Matters                                                                 32
Interests of Named Experts and Counsel                                        32
Experts                                                                       32
Available Information                                                         33
Index to Financial Statements                                                 34


      Until _______, 2006, 25 days after commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   -------------------------------------------



                           THE JACKSON RIVERS COMPANY



                               752,674,418 Shares



                             ----------------------

                                   PROSPECTUS

                             ----------------------



                            _______________ __, 2006




                   -------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Florida. The Florida Business corporation Act grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

      The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

    Description of Expense                                      Amount ($)
    ----------------------                                      ----------

    SEC registration fee...................................    $      572
    Printing expenses......................................         5,000
    Fees and expenses of counsel for the Company...........        25,000
    Fees and expenses of accountants for Company...........        25,000
    Miscellaneous..........................................        10,000
                                                                   ------

                                    Total:                      65,572.00


Item 26. Recent Sales of Unregistered Securities

      In January 2006, we issued an 8% Convertible Note in the aggregate principal amount of $250,000 to a single accredited investor in consideration for services rendered under a fee agreement dated November 2005. This note is due and payable on or before January 1, 2007. This note is convertible into shares of that number of shares of our common stock as would be determined by dividing (i) the unpaid principal balance plus accrued interest by (ii) 80% of the average of the three lowest closing bid prices for the twenty trading days immediately prior to conversion. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of the note was exempt under Section 4(2) of the Securities Act of 1933, as amended

      In March 2006, we issued an 8% Convertible Note in the aggregate principal amount of $60,000 to a single accredited investor. Upon consummation of a funding in the aggregate amount of $300,000, the holder entitled to full payment of all outstanding principal and interest. In addition, the holder is entitled receive Common Stock equal to the value of the Principal and interest at a conversion price equal to the average of the lowest 3 closing bid prices in the 20 trading days immediately preceding the repayment date. No conversions can be made which would result in holder owning more than 4.99% of our common stock after conversion. The issuance of this note was exempt under Section 4(2) of the Securities Act of 1933, as amended.

      In May 2006, in connection with the acquisition of UTSI International Corporation, we issued an aggregate of 2,200,000 shares of our Series C Preferred Stock to the former stockholders of UTSI. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the Series C Preferred Stock.

Item 27. Exhibits

Exhibit No.       Description
-----------       -----------

3.1*        Articles of Incorporation filed May 8, 2001 (incorporated by reference to Exhibit A filed with Form SB-2 October 4, 2001).
3.2*        Articles of Amendment to the Articles of Incorporation, filed effective August 3, 2004.
3.3*        Certificate of Designation for the Series A Preferred Stock, filed effective October 18, 2004.
3.4*        Certificate of Designation for the Series B Preferred Stock, filed effective December 2, 2005.
3.5*        Articles of Amendment to the Articles of Incorporation, filed effective November 22, 2004.
3.6*        Articles of Amendment to the Articles of Incorporation, filed effective January 31, 2005.
3.7*        Bylaws (incorporated by reference to Exhibit 3(ii) filed with Form
            SB-2 October 4, 2001).
3.8*        Amended and Restated Bylaws.
3.9*        Articles of Amendment to the Articles of Incorporation, filed effective May 5, 2006.
5.1*        Opinion of Spectrum Law Group, LLP re: Legality of Shares.
10.1*       Consulting Services Agreement dated August 1, 2003.
10.2*       Technology License Agreement.
10.3*       Stock Purchase Agreement dated as of August 31, 2005 by and among
            The Jackson Rivers Company, Dennis Lauzon and Jeffrey Flannery.
10.4*       Agreement and Plan of Merger dated December 1, 2005 by and among the
            Jackson Rivers Company, JKRC Sub, Inc., Diverse Networks, Inc. and
            the shareholders of Diverse Networks, Inc.
10.5*       Stock Purchase Agreement dated as of December 1, 2005 by and between
            Jeffrey W. Flannery, James E. Nelson and The Jackson Rivers Company.
10.6*.      Employment Agreement dated as of December 1, 2005 between James E.
            Nelson and The Jackson Rivers Company.
10.7*       Securities Purchase Agreement dated as of March 31, 2006 by and among The Jackson Rivers Company and the Purchaser set forth therein.
10.8*       Form of Callable Secured Promissory Note dated March 31, 2006.
10.9*       Security Agreement dated as of March 31, 2006.
10.10*      Registration Rights Agreement dated as of March 31, 2006.
10.11*      Intellectual Property Security Agreement dated as of March 31, 2006.
10.12*      Form of Stock Purchase Warrant dated March 31, 2006.
10.13*      Convertible Promissory Note dated as of January 2, 2006.
10.14*      Convertible Promissory Note dated as of March 12, 2006.
10.15*      Agreement and Plan of Merger, dated May 5, 2006 by and among The
            Jackson Rivers Company, JKRI Acquisition Corp., and UTSI
            International Corporation.
14*         Code of Ethics.
21*         Subsidiaries.
23.1        Consent of Malone & Bailey, PC. (relating to The Jackson Rivers
            Company audit).
23.2*       Consent of Spectrum Law Group, LLP (filed as part of Exhibit 5.1).
23.3        Consent of Malone & Bailey, PC. (relating to UTSI audit).

----------
* Previously Filed

Item 28. Undertakings

The undersigned Registrant hereby undertakes the following:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Wire One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wire One will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on October 4, 2006.



                                         THE JACKSON RIVERS COMPANY


                                         By: /s/ Jeffrey W. Flannery
                                             -----------------------------------
                                                  Jeffrey W. Flannery
                                                  Chief Executive Officer

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.


Signatures                          Title                             Date
--------------------------------------------------------------------------------




/s/ Jeffrey W. Flannery  Chief Executive Officer,                October 4, 2006
-----------------------  Chief Financial Officer, Director
Jeffrey W. Flannery      (Principal Executive, Financial and
                         Accounting Officer)

/s/ James E. Nelson      President, Chief Operating Officer,     October 4, 2006
-----------------------  Director
James E. Nelson